                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                 JUNE 29, 1994

                                    BETWEEN

                            BURLINGTON NORTHERN INC.

                                      AND

                          SANTA FE PACIFIC CORPORATION

                             TABLE OF CONTENTS(/1/)

                                                                            PAGE
                                   ARTICLE I

                                   THE MERGER

 1.1.The Merger............................................................  A-1
 1.2.Conversion of Shares..................................................  A-1
 1.3.Surrender and Payment.................................................  A-2
 1.4.Stock Options.........................................................  A-3
 1.5.Adjustments...........................................................  A-3
 1.6.Closing...............................................................  A-3
 1.7.Fractional Shares.....................................................  A-4

                                   ARTICLE II

                        CERTAIN MATTERS RELATING TO BNI
                         AND THE SURVIVING CORPORATION

 2.1.Directors of the Surviving Corporation................................  A-4
 2.2.Certificate of Incorporation and Bylaws of the Surviving Corporation..  A-4

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SFP

 3.1.Corporate Existence and Power.........................................  A-4
 3.2.Corporate Authorization...............................................  A-5
 3.3.Governmental Authorization............................................  A-5
 3.4.Non-Contravention.....................................................  A-5
 3.5.Capitalization........................................................  A-5
 3.6.Material Subsidiaries.................................................  A-6
 3.7.SEC Filings...........................................................  A-6
 3.8.Financial Statements..................................................  A-7
 3.9.Disclosure Documents..................................................  A-7
 3.10. Information Supplied................................................  A-8
 3.11.No Material Adverse Changes..........................................  A-8
 3.12.Undisclosed Material Liabilities.....................................  A-8
 3.13.Litigation...........................................................  A-8
 3.14.Taxes................................................................  A-8
 3.15. ERISA...............................................................  A-9
 3.16. Finders' Fees......................................................  A-11
 3.17. Environmental Matters..............................................  A-11
 3.18. Takeover Statutes..................................................  A-11
 3.19. Compliance With Laws...............................................  A-11
- --------
(/1/)The Table of Contents is not a part of this Agreement.

 3.20. Spinoff Dividend...................................................  A-11
 3.21. Private Letter Ruling..............................................  A-11
 3.22. Excess Loss Accounts...............................................  A-12

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BNI

 4.1. Corporate Existence and Power.......................................  A-12
 4.2. Corporate Authorization.............................................  A-12
 4.3. Governmental Authorization..........................................  A-12
 4.4. Non-Contravention...................................................  A-12
 4.5. Capitalization......................................................  A-13
 4.6. Material Subsidiaries...............................................  A-13
 4.7. SEC Filings.........................................................  A-14
 4.8. Financial Statements................................................  A-14
 4.9. Disclosure Documents................................................  A-14
 4.10. Information Supplied...............................................  A-15
 4.11. No Material Adverse Changes........................................  A-15
 4.12. Undisclosed Material Liabilities...................................  A-15
 4.13. Litigation.........................................................  A-15
 4.14. Taxes..............................................................  A-15
 4.15. ERISA..............................................................  A-16
 4.16. Finders' Fees......................................................  A-18
 4.17. Environmental Matters..............................................  A-18
 4.18. Takeover Statutes..................................................  A-18
 4.19. Compliance with Laws...............................................  A-18
 4.20. BNI Rights Agreement...............................................  A-18

                                   ARTICLE V

                                COVENANTS OF SFP

 5.1. Conduct of SFP......................................................  A-18
 5.2. Stockholder Meeting.................................................  A-19
 5.3. Access to Information...............................................  A-20
 5.4. Notices of Certain Events...........................................  A-20
 5.5. Tax Matters.........................................................  A-20
 5.6. Rule 145 Affiliates.................................................  A-20
 5.7. The Spinoff.........................................................  A-20
 5.8. No Solicitations....................................................  A-21

                                   ARTICLE VI

                                COVENANTS OF BNI

 6.1. Conduct of BNI......................................................  A-21
 6.2. Stockholder Meeting.................................................  A-23
 6.3. Access to Information...............................................  A-23
 6.4. Notices of Certain Events...........................................  A-23
 6.5. Tax Matters.........................................................  A-23

 6.6. Director and Officer Liability......................................  A-23
 6.7. No Solicitations....................................................  A-24

                                  ARTICLE VII

                            COVENANTS OF BNI AND SFP

 7.1. Reasonable Best Efforts.............................................  A-24
 7.2. ICC Approval........................................................  A-24
 7.3. Certain Filings; Proxy Materials....................................  A-25
 7.4. Public Announcements................................................  A-25
 7.5. Further Assurances..................................................  A-25
 7.6. Antitakeover Statutes...............................................  A-25
 7.7. Cooperation.........................................................  A-25
 7.8. Dividends...........................................................  A-26

                                  ARTICLE VIII

                            [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

 9.1. Conditions to the Obligations of Each Party.........................  A-26
 9.2. Conditions to the Obligations of BNI................................  A-27
 9.3. Conditions to the Obligations of SFP................................  A-27

                                   ARTICLE X

                                  TERMINATION

10.1. Termination.........................................................  A-27
10.2. Effect of Termination...............................................  A-28

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1. Notices.............................................................  A-29
11.2. Entire Agreement; Survival of Representations and Warranties......... A-29
11.3. Amendments; No Waivers..............................................  A-30
11.4. Expenses............................................................  A-30
11.5. Successors and Assigns..............................................  A-30
11.6. Governing Law.......................................................  A-30
11.7. Jurisdiction........................................................  A-30
11.8. Counterparts; Effectiveness.........................................  A-31

                              TABLE OF DEFINITIONS

TERM                                                                    SECTION
- ----                                                                    --------
1933 Act............................................................... 1.4(c)
1933 Act Affiliates.................................................... 5.6
6- 1/4% Convertible Preferred Stock.................................... 4.5(a)
Agreement.............................................................. Recitals
Acquiring Person....................................................... 4.20
Balance Sheet Date..................................................... 3.8
BNI.................................................................... Recitals
BNI Balance Sheet...................................................... 4.8
BNI Benefit Arrangements............................................... 4.16(e)
BNI Common Stock....................................................... 1.2(a)
BNI Disclosure Documents............................................... 4.9
BNI Employee Plans..................................................... 4.15(a)
BNI Form 10-K.......................................................... 4.7(a)
BNI Form 10-Q.......................................................... 4.7(a)
BNI Material Subsidiary................................................ 4.6(a)
BNI Option............................................................. 1.4(a)
BNI Pension Plans...................................................... 4.15(b)
BNI Post-Signing Returns............................................... 6.5
BNI Proxy Statement.................................................... 4.9
BNI Returns............................................................ 4.14
BNI Rights Agreement................................................... 4.20
BNI Securities......................................................... 4.5(a)
BNI Stockholder Meeting................................................ 6.2
BNI Subsidiary Securities.............................................. 4.6(b)
BNI Voting Debt........................................................ 4.5(b)
Class A Preferred Stock................................................ 4.5(a)
Closing................................................................ 1.6
Closing Date........................................................... 1.6
Code................................................................... Recitals
Common Shares Trust.................................................... 1.7
Confidentiality Agreement.............................................. 11.2
Customary Action....................................................... 5.1
Distribution Date...................................................... 4.20
DGCL................................................................... 3.18
Effective Time......................................................... 1.1(b)
Environmental Laws..................................................... 3.17(b)
Environmental Liabilities.............................................. 3.17(b)
ERISA.................................................................. 3.15(a)
ERISA Affiliate........................................................ 3.15(a)
Excess Shares.......................................................... 1.7
Exchange Act........................................................... 1.2(d)
Exchange Agent......................................................... 1.3(a)
Exchange Ratio......................................................... 1.2(a)
Form 10................................................................ 3.9(b)
Form S-1............................................................... 3.9(b)
Form S-4............................................................... 7.3(a)
Hazardous Substances................................................... 3.17(b)

TERM                                                                    SECTION
- ----                                                                    --------
HSR Act................................................................ 3.3
ICC.................................................................... 3.3
Indemnified Parties.................................................... 6.6
Indemnity Agreements................................................... 6.6
Lien................................................................... 3.4
Liquidation............................................................ 3.21
Material............................................................... 6.1(h)
Material Adverse Effect................................................ 3.1
Merger................................................................. 1.1(a)
Merger Consideration................................................... 1.2(b)
Multiemployer Plan..................................................... 3.16(b)
NYSE................................................................... 1.4(c)
PBGC................................................................... 3.16(b)
Person................................................................. 1.2(d)
Private Letter Ruling.................................................. 3.21
Properties............................................................. 3.21
SEC.................................................................... 1.4(c)
SFP.................................................................... Recitals
SFP Balance Sheet...................................................... 3.8
SFP Common Stock....................................................... 1.2(a)
SFP Disclosure Documents............................................... 3.9(a)
SFP Employee Plans..................................................... 3.15(a)
SFP Form 10-K.......................................................... 3.7(a)
SFP Form 10-Q.......................................................... 3.7(a)
SFP Material Subsidiary................................................ 3.6(a)
SFP Pension Plans...................................................... 3.15(b)
SFP Post-Signing Returns............................................... 5.5
SFP Preferred Stock.................................................... 3.5(a)
SFP Proxy Statement.................................................... 3.9(a)
SFP Properties......................................................... 5.2
SFP Returns............................................................ 3.14(i)
SFP Securities......................................................... 3.5(a)
SFP Stock Option....................................................... 1.4(a)
SFP Stockholder Meeting................................................ 5.2
SFP Subsidiary Securities.............................................. 3.6(b)
SFP Voting Debt........................................................ 3.5(b)
Share.................................................................. 1.2(a)
Shares................................................................. 1.2(a)
Spinoff................................................................ Recitals
Spinoff Company........................................................ Recitals
Spinoff Dividend....................................................... Recitals
Spinoff Registration Documents......................................... 3.9(b)
Stock Acquisition Date................................................. 4.20
Subsidiary............................................................. 1.2(c)
Surviving Corporation.................................................. 1.1(a)
Takeover Proposal...................................................... 5.8
Takeover Statute....................................................... 3.18

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated as of June 29, 1994 (this "Agreement") between Burlington Northern Inc., a Delaware corporation ("BNI"), and Santa Fe Pacific Corporation, a Delaware corporation ("SFP").

  WHEREAS, the respective Boards of Directors of BNI and SFP have determined that it is in the best interests of their respective stockholders to consummate the merger provided for herein;

  WHEREAS, the respective Boards of Directors of BNI and SFP have determined that this Agreement is in the best interests of BNI or SFP, as the case may be, and its respective stockholders and have duly approved this Agreement and authorized its execution and delivery;

  WHEREAS, the respective Boards of Directors of BNI and SFP have received the opinions of Lazard Freres & Co. and Goldman, Sachs & Co., respectively, that the Exchange Ratio (as defined in Section 1.2(a)(i)) is fair to their respective stockholders from a financial point of view;

  WHEREAS, BNI has been informed that (a) as a result of an initial public offering of shares of common stock of SFP Gold Corporation (the "Spinoff Company"), SFP presently owns approximately 85% of the outstanding capital stock of the Spinoff Company, (b) the Board of Directors of SFP has declared, pursuant to resolutions substantially in the form provided to BNI prior to the date hereof, a dividend (the "Spinoff Dividend") of the stock of the Spinoff Company owned by SFP, to be issued on September 30, 1994 to SFP shareholders of record as of September 12, 1994 (the issuance of the Spinoff Dividend shall be referred to as the "Spinoff"), and (c) SFP has received a private letter ruling from the Internal Revenue Service to the effect that the Spinoff qualifies as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, it is the intention of the parties to this Agreement that for Federal income tax purposes the Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Code.

  NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

  SECTION 1.1. The Merger. (a) At the Effective Time (as defined in Section 1.1(b)), SFP shall be merged with and into BNI in accordance with Delaware Law (the "Merger"), whereupon the separate existence of SFP shall cease, and BNI shall be the surviving corporation (the "Surviving Corporation").

  (b) The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time"); such filing shall be made as soon as practicable after the Closing, as defined in Section 1.6 of this Agreement.

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of SFP and BNI, all as provided under Delaware Law.

  SECTION 1.2. Conversion of Shares. (a) At the Effective Time:

  (i) each share (a "Share" and, collectively, the "Shares") of SFP common stock, par value $1.00 per share (the "SFP Common Stock"), outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a)(ii) below, be converted into 0.27 shares of the common stock, no par value (the "BNI Common Stock"), of BNI (0.27 being defined herein as the "Exchange Ratio"); and

  (ii) each Share held by SFP as treasury stock or owned by BNI or any Subsidiary (as defined in Section 1.2(c)) of BNI immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

  (b) The BNI Common Stock (accompanied by rights issued pursuant to the BNI Rights Agreement (as defined in Section 4.20)) to be received as consideration pursuant to the Merger by each holder of Shares is referred to herein as the "Merger Consideration".

  (c) For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries or (ii) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person.

  (d) For purposes of this Agreement, the word "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.

  SECTION 1.3. Surrender and Payment. (a) Prior to the Effective Time, BNI shall appoint an agent reasonably satisfactory to SFP (the "Exchange Agent") for the purpose of exchanging certificates representing Shares as provided in
Section 1.2(a)(i). At the Effective Time, BNI will deposit with the Exchange Agent certificates representing the aggregate Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, BNI will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

  (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

  (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article I.

  (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 1.3(a), and any portion of the Common Shares Trust (as defined in Section 1.7) that remains unclaimed by the holders of Shares twelve months after the Effective Time shall be returned to BNI, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Article I prior to that time shall thereafter look only to BNI for his claim for BNI Common Stock, any cash in lieu of fractional shares of BNI Common Stock and any dividends or distributions with respect to BNI Common Stock. Notwithstanding the foregoing, BNI shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

  (f) No dividends or other distributions with respect to the BNI Common Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section 1.3. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the BNI Common Stock into which such Shares were converted are registered, (1) all dividends and other distributions in respect of BNI Common Stock that are payable on a date subsequent to, and the record date for which occurs after, the Effective Time and (2) all dividends or other distributions in respect of Shares that are payable on a date subsequent to, and the record date for which occurs before, the Effective Time.

  SECTION 1.4. Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of SFP Common Stock (a "SFP Stock Option") granted under any employee stock option or compensation plan or arrangement of SFP shall be canceled and substituted with an option (a "BNI Option") to acquire BNI Common Stock. Such cancellation and substitution shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of Section 424(a) of the Code and the regulations thereunder, and each BNI Option shall provide the option holder with rights and benefits that are no less favorable to him than were provided under the SFP Stock Option for which it was substituted.

  (b) At or as soon as practicable after the Effective Time, BNI shall issue to each holder of an SFP Stock Option which is cancelled pursuant to Section 1.4(a) an agreement that accurately reflects the terms of the BNI Option substituted therefor as contemplated by Section 1.4(a).

  (c) BNI shall take all corporate actions necessary to reserve for issuance such number of shares of BNI Common Stock as will be necessary to satisfy exercises in full of all BNI Options after the Effective Time. With respect to such BNI Common Stock, BNI shall (i) as soon as practicable after the Effective Time file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-8 and use its reasonable best efforts to have such registration statement become and remain continuously effective under the Securities Act of 1933, as amended (the "1933 Act") and (ii) file with the New York Stock Exchange, Inc. (the "NYSE") a listing application and use its reasonable best efforts to have such shares admitted to trading thereon upon exercises of BNI Options. BNI shall also use its reasonable best efforts to ensure that all incentive stock options within the meaning of the Code continue to qualify as such at all times after the Effective Time.

  SECTION 1.5. Adjustments. If, prior to the Effective Time, BNI or SFP (as the case may be) should split or combine the BNI Common Stock or the SFP Common Stock, or pay a stock dividend or other stock distribution in BNI Common Stock or SFP Common Stock, or otherwise change the BNI Common Stock or SFP Common Stock into any other securities, or make any other dividend or distribution in respect of the BNI Common Stock or the SFP Common Stock (other than the Spinoff, stock options permitted or contemplated by this Agreement, and normal dividends as the same may be adjusted from time to time in accordance with this Agreement), then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

  SECTION 1.6. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M. on the second business day after all the conditions set forth in Article IX (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied or (ii) at such other place and/or time and/or on such other date as the parties may agree. The date upon which the Closing shall occur is herein called the "Closing Date".

  SECTION 1.7. Fractional Shares. No certificates or scrip representing fractional shares of BNI Common Stock will be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fractional share of BNI Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.7, a cash payment in lieu of such fractional shares of BNI Common Stock representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of BNI Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent will hold such proceeds in trust (the "Common Shares Trust") for the holders of the Shares. BNI shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional BNI Common Stock Interest to which such holder of Shares is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares in lieu of any fractional shares of BNI Common Stock, the Exchange Agent shall make available such amounts to such holders of Shares without interest.

                                   ARTICLE II

                        CERTAIN MATTERS RELATING TO BNI
                         AND THE SURVIVING CORPORATION

  SECTION 2.1. Directors of the Surviving Corporation. The board of directors of the Surviving Corporation will be constituted as follows: two-thirds of the directors will be designated by BNI, and one-third of the directors will be designated by SFP.

  SECTION 2.2. Certificate of Incorporation and Bylaws of the Surviving Corporation. (a) The certificate of incorporation of BNI in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

  (b) The bylaws of BNI in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SFP

  SFP represents and warrants to BNI that, except as disclosed in Schedule III hereto:

  SECTION 3.1. Corporate Existence and Power. SFP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. SFP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on SFP. SFP has heretofore delivered to BNI true and complete copies of SFP's certificate of incorporation and bylaws as currently in effect. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any Person, a material adverse effect, whether existing or prospective, on the financial condition, business or properties of such Person and its Subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect, whether existing or prospective, which is material in relation to the financial condition, business or properties of such Person and its Subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder.

  SECTION 3.2. Corporate Authorization. The execution, delivery and performance by SFP of this Agreement and the consummation by SFP of the transactions contemplated hereby are within SFP's corporate powers and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of SFP Common Stock entitled to vote thereon is the only vote of any class or series of SFP capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of SFP.

  SECTION 3.3. Governmental Authorization. The execution, delivery and performance by SFP of this Agreement and the consummation of the Merger by SFP require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements relating to approval of the Merger by the Interstate Commerce Commission (the "ICC"); (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with any applicable requirements of the 1933 Act; (vi) compliance with any applicable foreign or state securities or Blue Sky Laws; and (vii) immaterial actions or filings relating to ordinary operational matters.

  SECTION 3.4. Non-Contravention. The execution, delivery and performance by SFP of this Agreement and the consummation by SFP of the transactions contemplated hereby do not and will not (except in the case of clauses (ii), (iii) and (iv) of this Section 3.4, for any such matters that singly or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on SFP) (i) contravene or conflict with the certificate of incorporation or bylaws of SFP, (ii) assuming compliance with the matters referred to in Section 3.3. contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to SFP or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of SFP or any of its Subsidiaries or to a loss of any benefit to which SFP or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon SFP or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by SFP or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of SFP or any of its Subsidiaries. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

  SECTION 3.5. Capitalization. (a) The authorized capital stock of SFP consists of six hundred million (600,000,000) shares of SFP Common Stock and two hundred million (200,000,000) shares of preferred stock, $1.00 par value per share ("SFP Preferred Stock"). As of May 31, 1994, there were outstanding (i) 186,391,459 shares of SFP Common Stock, and 12,000,000 shares were reserved for issuance pursuant to the SFP Long-Term Incentive Stock Plan, of which 5,281,405 were available for grant and 3,629,728 shares were held in treasury, (ii) no shares of SFP Preferred Stock and (iii) employee stock options to purchase an aggregate of 9,953,575 Shares (of which options to purchase an aggregate of 7,004,884 Shares were exercisable). All outstanding shares of capital stock of SFP have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section or as contemplated by Section 5.1 and except for the exercise of employee stock options outstanding on May 31, 1994 or issued since that date in accordance with Section 5.1, there are outstanding (x) no shares of capital stock or other voting securities of SFP, (y) no securities of SFP or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of SFP and (z) no options or other rights to acquire from SFP or any of its Subsidiaries, and no obligation of SFP or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SFP (the items in clauses (x), (y) and (z) being referred to collectively as the "SFP Securities"). There are no outstanding obligations of SFP or any of its Subsidiaries to repurchase, redeem or otherwise acquire any SFP Securities.

  (b) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of SFP having the right to vote (or convertible into or exercisable for SFP Securities having the right to vote) on any matters upon which holders of SFP Common Stock may vote (collectively, "SFP Voting Debt").

  SECTION 3.6. Material Subsidiaries. (a) Each Subsidiary of SFP as of the date of this Agreement is identified on Schedule 3.6(a). For purposes of this Agreement, the term "SFP Material Subsidiary" means each Subsidiary of SFP identified as material on Schedule 3.6(a). Each SFP Material Subsidiary is either (i) a corporation that is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on SFP, or (ii) a partnership that is duly formed and in good standing under the laws of its jurisdiction of formation and has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on SFP.

  (b) Except as set forth in the SFP Form 10-K (as defined in Section 3.7), all of the outstanding capital stock of, or other ownership interests in, each SFP Subsidiary is owned by SFP, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than the Variable Rate Exchangeable Debentures Due 2010 issued by SFP Pipeline Holdings, Inc. and those obligations identified on
Schedule 3.6(b), there are no outstanding (i) securities of SFP or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of SFP, or
(ii) options or other rights to acquire from SFP or any of its Subsidiaries, and no other obligation of SFP or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any SFP Subsidiary (the capital stock of each Subsidiary of SFP, together with the items in clauses (i) and (ii), being referred to collectively as the "SFP Subsidiary Securities"). There are no outstanding obligations of SFP or any Subsidiary of SFP to repurchase, redeem or otherwise acquire any outstanding SFP Subsidiary Securities.

  SECTION 3.7. SEC Filings. (a) SFP has delivered to BNI (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992, and December 31, 1993 (this latest Form 10-K being referred to herein as the "SFP Form 10-K"), (ii) its quarterly report on Form 10-Q for its fiscal quarter ending March 31, 1994 (this Form 10-Q being referred to herein as the "SFP Form 10-Q"), (iii) its proxy statements (as defined in Regulation 14A issued pursuant to the Exchange Act) relating to meetings of the stockholders of SFP held since January 1, 1989, (iv) its report on

Form 8-K dated June 25, 1993, as amended, and (v) all other reports, statements, schedules and registration statements filed by SFP and its Subsidiaries with the SEC since January 1, 1989 and through the date of this Agreement, but including only such pre-effective amendments to such registration statements as contain material information not fully reflected in any subsequent amendment to such registration statements (or to any prospectus included therein) delivered to BNI pursuant to this Section 3.7.

  (b) As of its filing date, each such report or statement, as supplemented or amended, if applicable, filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  (c) Each such registration statement, as supplemented or amended, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  SECTION 3.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of SFP included in the SFP Form 10-K and the SFP Form 10-Q fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of SFP and its consolidated Subsidiaries as of the dates thereof, their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited consolidated interim financial statements) and, in the case of the SFP Form 10-K, stockholders' equity. For purposes of this Agreement, "SFP Balance Sheet" means the Consolidated Balance Sheet of SFP as of December 31, 1993 set forth in the SFP Form 10-K, and "Balance Sheet Date" means December 31, 1993.

  SECTION 3.9. Disclosure Documents. (a) Each document required to be filed by SFP with the SEC in connection with the transactions contemplated by this Agreement (the "SFP Disclosure Documents"), including, without limitation, the definitive proxy statement of SFP (the "SFP Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the SFP Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of SFP and at the time such stockholders vote on adoption of this Agreement, the SFP Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any SFP Disclosure Document other than the SFP Proxy Statement and at the time of any distribution thereof, such SFP Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(a) will not apply to statements or omissions included in SFP Disclosure Documents based upon information furnished to SFP in writing by BNI specifically for use therein.

  (b) The registration statements on Form S-1 (the "Form S-1") and the registration statement on Form 10 (the "Form 10") filed by SFP in connection with the Spinoff, and any amendments or supplements thereto, or other appropriate filings made to register the stock of the Spinoff Company under the 1933 Act or the Exchange Act, as amended and supplemented (the "Spinoff Registration Documents"), when they became effective, complied as to form in all material respects with the applicable requirements of the 1933 Act and the Exchange Act. At the time of the effectiveness and at the time that the sale of securities pursuant to the Spinoff Registration Documents was consummated, the Spinoff Registration Documents did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(b) shall not apply to statements or omissions included in the Spinoff Registration Documents based upon information furnished to SFP in writing by BNI specifically for use therein.

  SECTION 3.10. Information Supplied. The information supplied or to be supplied by SFP for inclusion or incorporation by reference in (i) the BNI Proxy Statement (as defined in Section 4.9) or any amendment or supplement thereto will not, at the time the BNI Proxy Statement is first mailed to stockholders of BNI and at the time such stockholders vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) any BNI Disclosure Document (as defined in Section 4.9) (other than the BNI Proxy Statement will not, at the time of effectiveness of such BNI Disclosure Document and at the time of any distribution thereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (iii) the Form S-4 (as defined in Section 7.3(a)) will not, at the time the Form S-4 becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  SECTION 3.11. No Material Adverse Changes. Except as contemplated by this Agreement or as publicly disclosed prior to the date of this Agreement, and except as set forth in Schedule 3.11, since the Balance Sheet Date, SFP and the SFP Material Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

    (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Material Adverse Effect on SFP (other than as a result of (i) changes in conditions, including economic or political developments, applicable to the railroad industry generally and (ii) the Spinoff); or

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of SFP capital stock (other than (x) aggregate cash dividends on the Shares not in excess of $0.10 per Share in 1994, $0.18 per Share in 1995, $0.20 per Share in 1996 and $0.22 per
  Share in 1997, in each case having record and payment dates determined in accordance with Section 7.8 and (y) the Spinoff).

  SECTION 3.12. Undisclosed Material Liabilities. Except for (i) liabilities reflected in the SEC Reports listed in Section 3.7 and (ii) liabilities incurred in the ordinary course of business of SFP and its Subsidiaries consistent with past practice subsequent to the Balance Sheet Date, SFP and its Subsidiaries have no liabilities that are material to SFP and there is no existing condition or set of circumstances which would reasonably be expected to result in such a liability; provided, however, that this representation does not cover, and shall not be deemed to be breached as a result of, any such liability that results primarily from a Customary Action (as defined in Section
5.1 below).

  SECTION 3.13. Litigation. Except as set forth in the SFP Form 10-K or the SFP Form 10-Q (i) there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of SFP threatened against or affecting, SFP or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official where there is a reasonable probability of a determination adverse to SFP or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on SFP and (ii) as of the date of this Agreement, there is no such action, suit, investigation or proceeding which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger, the Spinoff or any of the other transactions contemplated hereby.

  SECTION 3.14. Taxes. Except as set forth in the SFP Balance Sheet (including the notes thereto) or on Schedule 3.14, (i) all material tax returns, statements, reports and forms (collectively, the "SFP Returns") required to be filed with any taxing authority as of the date hereof by, or with respect to, SFP and its Subsidiaries have been filed in accordance with all applicable laws; (ii) SFP and its Subsidiaries have timely paid all taxes shown as due and payable on the SFP Returns that have been so filed and as of the time of filing the SFP Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of SFP and its Subsidiaries in all material respects; (iii) SFP and its Subsidiaries have made provision for all material taxes payable by SFP and its Subsidiaries for which no Return has yet been filed or in respect of which a final determination has been made; (iv) the charges, accruals and reserves for taxes with respect to SFP and its Subsidiaries reflected in the SFP Balance Sheet are adequate under generally accepted accounting principles to cover the tax liabilities accruing through the date thereof; and (v) as of the date of this Agreement, there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to SFP or any of its Subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision against SFP or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on SFP.

  SECTION 3.15. ERISA. (a) Schedule III identifies (i) each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (other than multiemployer plans (as defined in Section 3(37) of ERISA)), and (ii) each employment, severance or other similar contract, arrangement or policy and each retirement or deferred compensation plan, stock plan, incentive compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance (including self-insured arrangements) or hospitalization program, workers' compensation program, disability program, supplemental unemployment program or fringe benefit arrangement, whether maintained pursuant to contract or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), which, in the case of items described in both clauses (i) and (ii), is maintained, administered or contributed to by SFP or any of its ERISA Affiliates (as defined below), and covers any employee or former employee of SFP or any of its Subsidiaries or with respect to which SFP or any of its ERISA Affiliates has any liability (collectively, the "SFP Employee Plans"). True and correct copies of each of the SFP Employee Plans, all amendments thereto, any written interpretations thereof distributed to employees, and all contracts relating thereto or the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, recordkeeping agreements and summary plan descriptions, all as currently in effect, have been furnished or made available to BNI. SFP has supplied or made available to BNI an accurate description of any SFP Employee Plan that is not in written form. To the extent applicable, true and correct copies of the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any SFP Employee Plan and the most recent actuarial valuation report prepared in connection with any such plan have been furnished or made available to BNI. For purposes of this Agreement, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. SFP has made available to BNI with complete age, salary, service and related data as of the most recent practical date for employees and former employees of SFP and any of its Subsidiaries covered under the SFP Employee Plans.

  (b) The only SFP Employee Plans that are subject to Title IV of ERISA (the "SFP Pension Plans") are identified in the list of such plans provided or made available to BNI by SFP in accordance with Section 3.15(a). As of the most recent valuation date of each SFP Pension Plan, the present value of all benefits accrued under each SFP Pension Plan determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation (the "PBGC") as in effect on such date was exceeded by the fair market value of the assets of such SFP Pension Plan (excluding for these purposes any accrued but unpaid contributions). No "accumulated funding deficiency", as defined in
Section 412 of the Code, has been incurred with respect to any SFP Pension Plan, whether or not waived. SFP knows of no "reportable event", within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, and no event described in Section 4041 (other than a standard termination), 4042, 4062 or 4063 of ERISA has occurred in connection with any SFP Pension Plan, other than a "reportable event" that will not have a Material Adverse Effect on SFP. No condition exists and no event has occurred that could constitute grounds for termination of or the appointment of a trustee to administer any SFP Pension Plan under Section 4042 of ERISA and, to SFP's knowledge, neither SFP nor any of its ERISA Affiliates has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction for which SFP or any of its ERISA Affiliates would have liability under Section 4069 or 4212(c) of ERISA. To SFP's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any SFP Employee Plan has or will make SFP or any of its ERISA Affiliates or any officer or director of SFP or any of its ERISA Affiliates subject to any liability under Title I or Section 4071 of ERISA or liable for any tax pursuant to Section 4975 or Chapters 43, 47, or 68 of the Code that could have a Material Adverse Effect.

  (c) Each SFP Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. SFP has furnished or made available to BNI copies of the most recent Internal Revenue Service determination letters with respect to each such SFP Employee Plan. Each SFP Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such SFP Employee Plan.

  (d) None of the payments contemplated by the contracts, plans or arrangements covering any employee or former employee of SFP or any of its ERISA Affiliates and arising solely as a result of the transactions contemplated hereby would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

  (e) Except for obligations arising pursuant to any collective bargaining agreements, no condition exists that would prevent SFP or any of its Subsidiaries from amending or terminating any SFP Employee Plan providing health or medical benefits in respect of any active or former employees of SFP and its Subsidiaries.

  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by SFP or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any SFP Employee Plan which would increase materially the expense of maintaining such SFP Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

  (g) To the extent applicable, each SFP Employee Plan which constitutes a "group health plan" (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current or former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or
Section 601 of ERISA, has been operated in substantial compliance with applicable law, including the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA.

  (h) There are no actions, suits or claims (other than routine claims for benefits) pending or, to SFP's knowledge, threatened involving any SFP Employee Plan or the assets thereof and no facts exist with could give rise to any such actions, suits or claims (other than routine claims for benefits).

  (i) SFP has provided or will promptly provide BNI with a list of each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a multiemployer plan with respect to which SFP or any of its ERISA Affiliates may have any liability (including any liability attributable to a current or former member of SFP's or any of its ERISA Affiliates' "controlled group" (as defined in Section 4001(a)(14) of ERISA)) and the maximum amount of such liability (determined as if a complete withdrawal occurred with respect to each such plan immediately after the Effective Time). With respect to each such plan, (i) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements and applicable law, (ii) neither SFP nor any of its ERISA Affiliates has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability that would have a Material Adverse Effect, and (iii) neither SFP nor any of its ERISA Affiliates has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code or that any plan is or may become insolvent.

  (j) As of the Balance Sheet Date, the Expected Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of postretirement health and medical benefits for current and former employees of SFP or any of its Subsidiaries calculated by SFP's actuary using reasonable actuarial assumptions was $291,200,000.

  SECTION 3.16. Finders' Fees. Except for Goldman, Sachs & Co., a copy of whose engagement agreement has been or will be provided to BNI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SFP or any of its Subsidiaries who might be entitled to any fee or commission from BNI or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

  SECTION 3.17. Environmental Matters. (a) Except as set forth in the SFP Form 10-K or otherwise previously disclosed in writing by SFP to BNI, there are no Environmental Liabilities (as defined below) of SFP that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on SFP.

  (b) As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

  SECTION 3.18. Takeover Statutes. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the Delaware General Corporation Law (the "DGCL"), applicable to SFP or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

  SECTION 3.19. Compliance With Laws. Except as publicly disclosed, and except for any matter that would not reasonably be expected to have a Material Adverse Effect on SFP, neither SFP nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations.

  SECTION 3.20. Spinoff Dividend. The board of directors of SFP has declared the Spinoff Dividend, and the Liquidation of Properties (as those terms are defined in Section 3.21 below) has occurred prior to the date of this Agreement in conformity with the Private Letter Ruling (as defined below).

  SECTION 3.21. Private Letter Ruling. SFP has received from the Internal Revenue Service a valid and effective private letter ruling dated February 16, 1994 (and supplemented on May 18, 1994) (the "Private

Letter Ruling") to the effect that (i) the Spinoff qualifies as a tax-free distribution under Section 355 of the Code and (ii) the merger of SFP Properties, Inc. ("Properties") with and into SFP (the "Liquidation") will be treated as a distribution by Properties to SFP in complete liquidation of Properties within the meaning of Section 322 of the Code. A copy of the Private Letter Ruling has been provided to BNI.

  SECTION 3.22. Excess Loss Accounts. The income that will be recognized, for federal income tax purposes, upon the Spinoff arising from excess loss accounts in the stock of the Spinoff Company and its subsidiaries will be approximately $30 million.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BNI

  BNI represents and warrants to SFP that, except as disclosed in Schedule IV hereto:

  SECTION 4.1. Corporate Existence and Power. BNI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. BNI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on BNI. BNI has heretofore delivered to SFP true and complete copies of the certificates of incorporation and bylaws of BNI as currently in effect.

  SECTION 4.2. Corporate Authorization. The execution, delivery and performance by BNI of this Agreement and the consummation by BNI of the transactions contemplated hereby are within the corporate powers of BNI and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of BNI Common Stock entitled to vote thereon is the only vote of any class or series of BNI capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of BNI.

  SECTION 4.3. Governmental Authorization. The execution, delivery and performance by BNI of this Agreement and the consummation of the Merger by BNI require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements relating to approval of the Merger by the ICC; (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with the applicable requirements of the 1933 Act; (vi) compliance with any applicable foreign or state securities or Blue Sky laws; and (vii) immaterial actions or filings relating to ordinary operational matters.

  SECTION 4.4. Non-Contravention. The execution, delivery and performance by BNI of this Agreement and the consummation by BNI of the transactions contemplated hereby do not and will not (except, in the case of clauses (ii), (iii) and (iv) of this Section 4.4, for any such matters that singly or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on BNI) (i) contravene or conflict with the certificate of incorporation or bylaws of BNI, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to BNI or any Subsidiary of BNI, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of BNI or any of its Subsidiaries or to a loss of any benefit to which BNI or any of its Subsidiaries is entitled under any agreement, contract or other instrument binding upon BNI or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by BNI or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of BNI or any Subsidiary of BNI.

  SECTION 4.5. Capitalization. (a) The authorized capital stock of BNI consists of three hundred million (300,000,000) shares of BNI Common Stock and twenty-five million (25,000,000) shares of No Par Value Preferred Stock, including six million nine hundred thousand (6,900,000) shares of 6 1/4% Cumulative Convertible Preferred Stock, Series A No Par Value ("6 1/4% Convertible Preferred Stock") and fifty million (50,000,000) shares of Class A Preferred Stock, No Par Value ("Class A Preferred Stock"). As of May 31, 1994 there were outstanding (i) 89,208,870 shares of BNI Common Stock (including 7,800 shares issued after May 31, 1994 with effect prior to such date), 15,104,280 shares were reserved for issuance pursuant to stock option plans, 303,532 shares were reserved for issuance pursuant to "restricted stock" plans and 94,572 shares were held in the treasury, (ii) six million nine hundred thousand (6,900,000) shares of 6 1/4% Convertible Preferred Stock, (iii) no shares of Class A Preferred Stock, and (iv) employee stock options to purchase an aggregate of 4,170,536 shares of BNI Common Stock (of which options to purchase an aggregate of 2,925,611 shares were exercisable). All outstanding shares of capital stock of BNI have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section or as contemplated by
Section 6.1, except for the exercise of employee stock options outstanding on May 31, 1994 or issued since that date in accordance with Section 6.1 and except for changes since that date resulting from the conversion of shares of the 6 1/4% Convertible Preferred Stock, there are outstanding (x) no shares of capital stock or other voting securities of BNI, (y) no securities of BNI or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of BNI and (z) no options or other rights to acquire from BNI or any of its Subsidiaries, and no obligation of BNI or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of BNI (the items in clauses (x), (y) and (z) being referred to collectively as the "BNI Securities"). There are no outstanding obligations of BNI or any Subsidiary of BNI to repurchase, redeem or otherwise acquire any BNI Securities.

  (b) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of BNI having the right to vote (or convertible into or exercisable for BNI Securities having the right to vote) on any matters on which holders of BNI Common Stock may vote (collectively, "BNI Voting Debt").

  SECTION 4.6. Material Subsidiaries. (a) Each Subsidiary of BNI is identified on Schedule 4.6(a). For purposes of this Agreement, the term "BNI Material Subsidiary" means each Subsidiary of BNI identified as material on Schedule 4.6(a). Each BNI Material Subsidiary is either (i) a corporation that is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on BNI, or (ii) a partnership that is duly formed and in good standing under the laws of its jurisdiction of formation and has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on BNI.

  (b) Except as set forth in the BNI Form 10-K (as defined in Section 4.7(a)), all of the outstanding capital stock of, or other ownership interests in, each BNI Subsidiary, is owned by BNI, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than those obligations identified on Schedule 4.6(b), there are no outstanding (i) securities of BNI or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of BNI, and (ii) options or other rights to acquire from BNI or any of its Subsidiaries, and no other obligation of BNI or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of BNI (the capital stock of each Subsidiary of BNI, together with the items in clauses (i) and (ii), being referred to collectively as the "BNI Subsidiary Securities"). There are no outstanding obligations of BNI or any Subsidiary of BNI to repurchase, redeem or otherwise acquire any outstanding BNI Subsidiary Securities.

  SECTION 4.7. SEC Filings. (a) BNI has delivered to SFP (i) the annual reports on Form 10-K for its fiscal years ended December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992, and December 31, 1993 (this latest form 10-K being referred to herein as the "BNI Form 10-K"), (ii) its quarterly report on Form 10-Q for its fiscal quarter ending March 31, 1994 (this Form 10-Q being referred to herein as the "BNI Form 10-Q"), (iii) its proxy statements (as defined in Regulation 14A issued pursuant to the Exchange Act) relating to meetings of the stockholders of BNI held since January 1, 1989, and (iv) all other reports, statements, schedules and registration statements filed by BNI and its Subsidiaries with the SEC since January 1, 1989 and through the date of this Agreement, but including only such pre-effective amendments and such registration statements as contain material information not fully reflected in any subsequent amendments to such registration statements (or any prospectus included therein) delivered to SFP pursuant to this Section 4.7.

  (b) As of its filing date, each such report or statement, as supplemented or amended, if applicable, filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  (c) Each such registration statement, as supplemented or amended, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  SECTION 4.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of BNI included in the BNI Form 10-K and the BNI Form 10-Q fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of BNI and its consolidated Subsidiaries as of the dates thereof, their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited consolidated interim financial statements) and, in the case of the BNI Form 10-K, stockholders' equity. For purposes of this Agreement, "BNI Balance Sheet" means the Consolidated Balance Sheet of BNI as of the Balance Sheet Date set forth in the BNI Form 10-K.

  SECTION 4.9. Disclosure Documents. Each document required to be filed by BNI with the SEC in connection with the transactions contemplated by this Agreement (the "BNI Disclosure Documents"), including, without limitation the definitive proxy statement of BNI (the "BNI Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the BNI Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of BNI and at the time such stockholders vote on adoption of this Agreement, the BNI Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any BNI Disclosure Document other than the BNI Proxy Statement and at the time of any distribution thereof, such BNI Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9 will not apply to statements or omissions included in the BNI Disclosure Documents based upon information furnished to BNI in writing by SFP specifically for use therein.

  SECTION 4.10. Information Supplied. The information supplied or to be supplied by BNI for inclusion or incorporation by reference in (i) the SFP Proxy Statement or any amendment or supplement thereto will not, at the time the SFP Proxy Statement is first mailed to stockholders of SFP and at the time such stockholders vote on adoption of this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) any SFP Disclosure Document (other than the SFP Proxy Statement) will not, at the time of effectiveness of such SFP Disclosure Document and at the time of any distribution thereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  SECTION 4.11. No Material Adverse Changes. Except as contemplated by this Agreement or as publicly disclosed prior to the date of this Agreement, and except as set forth in Schedule 4.11, since the Balance Sheet Date, BNI and the BNI Material Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

    (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Material Adverse Effect on BNI (other than as a result of changes in conditions, including economic or political developments, applicable to the railroad industry generally); or

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of BNI Common Stock (other than aggregate cash dividends not in excess of $1.20 per share in 1994, $1.32 per share in 1995, $1.48 per share in 1996, and $1.64 per share in 1997, in each case having record and payment dates determined in accordance with
  Section 7.8).

  SECTION 4.12. Undisclosed Material Liabilities. Except for (i) liabilities reflected in the SEC Reports listed in Section 4.7 and (ii) liabilities incurred in the ordinary course of business of BNI and its Subsidiaries subsequent to the Balance Sheet Date, BNI and its Subsidiaries have no liabilities that are material to BNI and there is no existing condition or set of circumstances which could reasonably be expected to result in such a liability; provided, however, that this representation does not cover, and shall not be deemed to be breached as a result of, any such liability that primarily results from a Customary Action (as defined in Section 5.1 below).

  SECTION 4.13. Litigation. Except as set forth in the BNI Form 10-K or the BNI Form 10-Q, (i) there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of BNI threatened against or affecting, BNI or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official where there is a reasonable probability of a determination adverse to BNI or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on BNI and (ii) as of the date of this Agreement, there is no such action, suit, investigation or proceeding which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

  SECTION 4.14. Taxes. Except as set forth in the BNI Balance Sheet(including the notes thereto) or on Schedule 4.14, (i) all material tax returns, statements, reports and forms (collectively, the "BNI Returns") required to be filed with any taxing authority as of the date hereof by, or with respect to, BNI and its Subsidiaries have been filed in accordance with all applicable laws; (ii) BNI and its Subsidiaries have timely paid all taxes shown as due and payable on the BNI Returns that have been so filed and as of the time of filing the BNI Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of BNI and its Subsidiaries in all material respects; (iii) BNI and its Subsidiaries have made provision for all material taxes payable by BNI and its Subsidiaries for which no Return has yet been filed or in respect of which a final determination has been made; (iv) the charges, accruals and reserves for taxes with respect to BNI and its Subsidiaries reflected on the BNI Balance Sheet are adequate under generally accepted accounting principles to cover the tax liabilities accruing through the date thereof; and (v) as of the date of this Agreement there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to BNI or any of its Subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision against BNI or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on BNI.

  SECTION 4.15. ERISA. (a) Schedule IV identifies (i) each "employee benefit plan", as defined in Section 3(3) of ERISA (other than multiemployer plans (as defined in Section 3(37) of ERISA)), and (ii) each employment, severance or other similar contract, arrangement or policy and each retirement or deferred compensation plan, stock plan, incentive compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance (including self-insured arrangements) or hospitalization program, workers' compensation program, disability program, supplemental unemployment program or fringe benefit arrangement, whether maintained pursuant to contract or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), which, in the case, of items described in both clauses (i) and
(ii) is maintained, administered or contributed to by BNI or any of its ERISA Affiliates and covers any employee or former employee of BNI or any of its Subsidiaries or with respect to which BNI or any of its ERISA Affiliates has any liability (collectively, the "BNI Employee Plans"). True and correct copies of each of the BNI Employee Plans, all amendments thereto, any written interpretations thereof distributed to employees, and all contracts relating thereto or the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, recordkeeping agreements and summary plan descriptions, all as currently in effect, have been furnished or made available to SFP. BNI has supplied or made available to SFP an accurate description of any BNI Employee Plan that is not in written form. To the extent applicable, true and correct copies of the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any BNI Employee Plan and the most recent actuarial valuation report prepared in connection with any such plan have been furnished or made available to SFP. BNI has made available to SFP complete age, salary, service and related data as of the most recent practical date for employees and former employees of BNI and any of its Subsidiaries covered under the BNI Employee Plans.

  (b) The only BNI Employee Plans that are subject to Title IV of ERISA (the "BNI Pension Plans") are identified in the list of such Plans provided or made available to SFP by BNI in accordance with Section 4.15(a). As of the most recent valuation date of each BNI Pension Plan, the present value of all benefits accrued under each BNI Pension Plan, determined on a termination basis using the assumptions established by the PBGC as in effect on such date was exceeded by the fair market value of the assets of such BNI Pension Plan, (excluding for these purposes any accrued but unpaid contributions). No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any BNI Pension Plan, whether or not waived. BNI knows of no "reportable event", within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, and no event described in Sections 4041 (other than a standard termination), 4042, 4062 or 4063 of ERISA has occurred in connection with any BNI Pension Plan, other than a "reportable event" that will not have a Material Adverse Effect on BNI. No condition exists and no event has occurred that could constitute grounds for termination of or the appointment of a trustee to administer any BNI Pension Plan under Section 4042 of ERISA and, to BNI's knowledge, neither BNI nor any of its ERISA Affiliates has engaged in, or is a successor parent corporation to an entity that has engaged in, a transaction for which BNI or any of its ERISA Affiliates would have liability under Sections 4069 or 4212(c) of ERISA. To BNI's knowledge nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any BNI Employee Plan has or will make BNI or any of its ERISA

Affiliates, any officer or director of BNI or any of its ERISA Affiliates subject to any liability under Title I or Section 4071 of ERISA or liable for any tax pursuant to Section 4975 or Chapters 43, 47 or 68 of the Code that could have a Material Adverse Effect.

  (c) Each BNI Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. BNI has furnished or made available to SFP copies of the most recent Internal Revenue Service determination letters with respect to each such BNI Employee Plan. Each BNI Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such BNI Plan.

  (d) None of the payments contemplated by the contracts, plans or arrangements covering any employee or former employee of BNI or any of its ERISA Affiliates and arising solely as a result of the transactions contemplated hereby would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

  (e) Except for obligations arising pursuant to any collective bargaining agreements, no condition exists that would prevent BNI or any of its Subsidiaries from amending or terminating any BNI Employee Plan providing health or medical benefits in respect of any active or former employees of BNI and its Subsidiaries.

  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by BNI or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any BNI Employee Plan which would increase materially the expense of maintaining such BNI Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

  (g) To the extent applicable, each BNI Employee Plan which constitutes a "group health plan" (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current or former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or
Section 601 of ERISA, has been operated in substantial compliance with applicable law, including the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA.

  (h) There are no actions, suits or claims (other than routine claims for benefits) pending or, to BNI's knowledge, threatened involving any BNI Employee Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

  (i) BNI has provided or will promptly provide SFP with a list of each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a multiemployer plan with respect to which BNI or any of its ERISA Affiliates may have any liability (including any liability attributable to a current or former member of BNI's or any of its ERISA Affiliates' "controlled group" (as defined in Section 4001(a)(14) of ERISA)) and the maximum amount of such liability (determined as if a complete withdrawal occurred with respect to each such plan immediately after the Effective Time). With respect to each such plan, (i) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements and applicable law, (ii) neither BNI nor any of its ERISA Affiliates has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability that would have a Material Adverse Effect, and (iii) neither BNI nor any of its ERISA Affiliates has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under
Section 412 of the Code or that any plan is or may become insolvent.

  (j) As of the Balance Sheet Date, the Expected Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of postretirement life, health and medical insurance benefits for current and former employees of BNI or any of its Subsidiaries calculated by BNI's actuary using reasonable actuarial assumptions was $17,000,000.

  SECTION 4.16. Finders' Fees. Except for Lazard Freres & Co., a copy of whose engagement agreement has been or will be provided to SFP and whose fees will be paid by BNI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of BNI, the Surviving Corporation or any Subsidiary of BNI who might be entitled to any fee or commission from BNI, the Surviving Corporation or any Subsidiary of BNI upon consummation of the transactions contemplated by this Agreement.

  SECTION 4.17. Environmental Matters. Except as set forth in the BNI Form 10-K or otherwise previously disclosed in writing by BNI to SFP, there are no Environmental Liabilities of BNI that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on BNI.

  SECTION 4.18. Takeover Statutes. No Takeover Statute, including, without limitation, Section 203 of the DGCL, applicable to BNI or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

  SECTION 4.19. Compliance with Laws. Except as publicly disclosed, and except for any matter that would not reasonably be expected to have a Material Adverse Effect on BNI, neither BNI nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations.

  SECTION 4.20. BNI Rights Agreement. Under the Rights Agreement between BNI and The First National Bank of Boston, dated as of July 14, 1986 (the "BNI Rights Agreement"), SFP will not become an "Acquiring Person", no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the BNI Rights Agreement) will occur, and BNI's shareholders will not be entitled to receive any benefits under the BNI Rights Agreement as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger.

                                   ARTICLE V

                                COVENANTS OF SFP

  SFP agrees that:

  SECTION 5.1. Conduct of SFP. From the date hereof until the Effective Time, except as provided in Schedule V, SFP and the SFP Material Subsidiaries shall conduct their business in the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties; provided that nothing in this Section shall be deemed to prevent SFP and its Subsidiaries from undertaking any action necessary, proper or advisable to effectuate the Spinoff and all related transactions in accordance with and subject to the conditions set forth in this Agreement; and provided further that nothing in this Section shall be deemed to prevent SFP and its Subsidiaries from taking any action referred to in clauses (b)(ii), (c), (f) or (g) of this Section 5.1 where the taking of such action is not consistent with the past practices of SFP and its Subsidiaries if, but only if, such action is a Customary Action. For purposes of this Agreement, an action shall be considered a "Customary Action" where such action occurs in the ordinary course of the relevant Person's business and where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such Person's line of business. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

    (a) SFP will not adopt or propose any change in its certificate of incorporation or bylaws;

    (b) Except for the Merger and the Spinoff, SFP will not, and will not permit any Subsidiary of SFP, (i) to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) make any acquisition of any business or other assets, whether by means of merger, consolidation or otherwise, other than in the ordinary course of business consistent with past practices and other than acquisitions that are Customary Actions;

    (c) SFP will not, and will not permit any Subsidiary of SFP to, sell, lease, license or otherwise dispose of any material assets or property except (i) the Spinoff, (ii) pursuant to existing contracts or commitments,
  (iii) in the ordinary course of business consistent with past practice and
  (iv) any such sale, lease, license or other disposition that is a Customary Action;

    (d) SFP will not, and will not permit any Subsidiary of SFP to, declare, set aside, or pay any dividend or make any other distribution with respect to any shares of SFP capital stock other than (i) cash dividends on SFP Common Stock not in excess of the amounts set forth in Section 3.11(b) and having record and payment dates determined as set forth in Section 7.8, and
  (ii) the Spinoff;

    (e) Except (i) as expressly permitted by this Section 5.1, Section 5.7 or
  (ii) pursuant to existing contracts or commitments, SFP will not, and will not permit any Subsidiary of SFP to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any SFP Securities, any SFP Voting Debt, any SFP Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any SFP Securities, SFP Voting Debt or SFP Subsidiary Securities;

    (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof, (ii) borrowings in the ordinary course of business consistent with past practice or (iii) borrowings that are Customary Actions, SFP will not, and will not permit any Subsidiary of SFP to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

    (g) Except for loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments that are Customary Actions, SFP will not, and will not permit any Subsidiary of SFP to, make any loans, advances or capital contributions to, or investments in, any other Person (other than to SFP or any Subsidiary of SFP);

    (h) (i) Except for any of the actions referred to in this clause (i) that is taken in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the date hereof with respect to individuals with comparable positions or responsibilities, and except for any of such actions which, in the aggregate, are not material, as hereinafter defined, SFP will not, and will not permit any of its Subsidiaries to, grant any severance or termination pay to, or enter into any termination or severance arrangement with, any of its directors, executive officers or employees and (ii) except for any of the actions referred to in this clause (ii) that is taken in the ordinary course of business consistent in aggregate in magnitude and character with past practice, and except for any of such actions which in the aggregate are not material, as hereinafter defined, SFP will not, and will not permit any of its Subsidiaries to, establish, adopt, enter into, amend or take action to accelerate any rights or benefits under, or grant awards under, (A) any plan or arrangement providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, executive officers or employees. For purposes of this subsection (h), "material" shall mean material in relation to the overall compensation costs of SFP and its Subsidiaries.

    (i) SFP will not, and will not permit any Subsidiary of SFP to, agree or commit to do any of the actions prohibited by Sections 5.1(a) through 5.1(h).

  SECTION 5.2. Stockholder Meeting. SFP shall cause a special meeting of its stockholders (the "SFP Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The board of directors of SFP shall recommend approval and adoption of this Agreement and the Merger by its stockholders; provided, however, that prior to the SFP Stockholder Meeting such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a Takeover Proposal (as defined in Section 5.8) relating to SFP, the board of directors of SFP deems it necessary to do so in the exercise of its fiduciary obligations to SFP stockholders after being so advised by counsel.

  SECTION 5.3. Access to Information. Subject to any confidentiality agreements or other confidentiality obligations binding upon SFP or any of its Subsidiaries, from the date hereof until the Effective Time, SFP will give BNI, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of SFP and its Subsidiaries, will furnish to BNI, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct SFP's employees, counsel and financial advisors to cooperate with BNI in its investigation of the business of SFP and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by SFP to BNI hereunder; and provided further that access to certain information will require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order.

  SECTION 5.4. Notices of Certain Events. SFP shall promptly notify BNI of:

    (i) any notice or other communication from any person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement including, without limitation, the Spinoff and the Liquidation; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting SFP or any Subsidiary of SFP which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or which relate to the consummation of the transactions contemplated by this Agreement.

  SECTION 5.5. Tax Matters. From the date hereof until the Effective Time, (i) SFP and its Subsidiaries will file all significant tax returns, statements, reports and forms (collectively, the "SFP Post-Signing Returns") required to be filed with any taxing authority in accordance with all applicable laws; (ii) SFP and its Subsidiaries will timely pay all taxes shown as due and payable on the SFP Post-Signing Returns that are so filed and as of the time of filing, the SFP Post-Signing Returns will correctly reflect the facts regarding the income, business, assets, operations activities and the status of SFP and its Subsidiaries in all material respects; (iii) SFP and its Subsidiaries will make provision for all taxes payable by SFP and its Subsidiaries for which no SFP Post-Signing Return is due prior to the Effective Time; and (iv) SFP and its Subsidiaries will promptly notify BNI of any action, suit, proceeding, investigation, audit or claim pending against or with respect to SFP or any of its Subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision against SFP which would reasonably be expected to have a significant adverse effect on SFP's tax liabilities or other tax attributes.

  SECTION 5.6. Rule 145 Affiliates. At least 40 days prior to the Closing Date, SFP shall deliver to BNI a letter identifying all persons who are, at the time of the meeting of SFP Stockholders Meeting, deemed to be "affiliates" of SFP for purposes of Rule 145 under the 1933 Act (the "1933 Act Affiliates"). SFP shall use its reasonable best efforts to cause each Person who is identified as a possible 1933 Act Affiliate to deliver to BNI at least 30 days prior to the Closing Date an agreement substantially in the form of Exhibit A to this Agreement.

  SECTION 5.7. The Spinoff. SFP will not, and will not permit any of its Subsidiaries (other than the Spinoff Company and its Subsidiaries) to, enter into or undertake any transaction, arrangement or agreement with the Spinoff Company or its Subsidiaries except for (i) transactions, arrangements or agreements that have been entered into on or prior to the date of this Agreement which have been provided to BNI on or prior to the date hereof, (ii) the allocation to employees of the Spinoff Company of their share of the SFP employee benefit plans in accordance with applicable law or (iii) such other transactions, arrangements or agreements that are consented to by BNI (such consent not to be unreasonably withheld). Without limiting the generality of the foregoing, in no event may SFP or any of its Subsidiaries pay any dividend, or make any distribution, to holders of SFP Common Stock directly or indirectly in connection with the Spinoff, except for the Spinoff Dividend. Nothing in this Section 5.7 shall prevent SFP or the Spinoff Company from taking actions (including, but not limited to filings with and no-action requests of the SEC, communications with shareholders, and the liquidation of subsidiaries of the Spinoff Company) reasonably necessary to effectuate the Spinoff. It shall not be a breach of this Agreement for SFP to pay any taxes arising from excess loss accounts (not materially greater than the amount represented in Section 3.22) in the stock of the Spinoff Company or its subsidiaries. SFP will use its reasonable best efforts to ensure that the conditions specified in the Private Letter Ruling are satisfied.

  SECTION 5.8. No Solicitations. SFP will not, and SFP will use its reasonable best efforts to ensure that its officers, directors, employees or other agents of SFP do not, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal of SFP, or, in the event of an unsolicited Takeover Proposal of SFP, except to the extent required by their fiduciary duties under applicable law if so advised by outside counsel, engage in negotiations or provide any confidential information or data to any Person relating to any such Takeover Proposal. SFP shall notify BNI orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof and shall give BNI five days' advance notice of any agreement to be entered into with or any information to be supplied to any Person making such inquiry, offer or proposal. SFP shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal of SFP. As used in this Agreement, "Takeover Proposal" when used in connection with any Person shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of such Person or any Subsidiary of such Person, other than pursuant to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                COVENANTS OF BNI

  BNI AGREES THAT:

  SECTION 6.1. Conduct of BNI. From the date hereof until the Effective Time, except as provided in Schedule VI, BNI and the BNI Material Subsidiaries shall conduct their business in the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties; provided that nothing in this Section shall be deemed to prevent BNI and its Subsidiaries from taking any action referred to in clauses (b)(ii), (c), (f) or (g) of this
Section 6.1 where the taking of such action is not consistent with the past practices of BNI and its Subsidiaries if, but only if, such action is a Customary Action. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

    (a) BNI will not adopt or propose any change in its certificate of incorporation or bylaws, except for an amendment to its certificate of incorporation authorizing the issuance of additional shares of Class A Preferred Stock in connection with the issuance of Rights to former holders of SFP Common Stock upon consummation of the Merger;

    (b) Except for the Merger, BNI will not, and will not permit any Subsidiary of BNI, (i) to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) make any acquisition, by means of merger, consolidation or otherwise, other than in the ordinary course of business consistent with past practices and other than acquisitions that are Customary Actions;

    (c) BNI will not, and will not permit any Subsidiary of BNI to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice and (iii) any such sale, lease, license or other disposition that is a Customary Action;

    (d) BNI will not, and will not permit any Subsidiary of BNI to, declare, set aside, or pay any dividend or make any other distribution with respect to any shares of BNI capital stock (other than cash dividends on BNI Common Stock not in excess of the amounts set forth in Section 4.11(b) and having record and payment dates determined as set forth in Section 7.8);

    (e) Except (i) as expressly permitted by this Section 6.1, (ii) as necessary in connection with the transactions contemplated hereby (including the issuance of Rights to former holders of SFP Common Stock upon consummation of the Merger) or (iii) pursuant to existing contracts and commitments, BNI will not, and will not permit any Subsidiary of BNI to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any BNI Securities, any BNI Voting Debt or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any BNI Securities or BNI Voting Debt;

    (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof (ii) borrowings in the ordinary course of business consistent with past practice or (iii) borrowings that are Customary Actions, BNI will not, and will not permit any Subsidiary of BNI to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

    (g) Except for loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments that are Customary Actions, BNI will not, and will not permit any Subsidiary of BNI to, make any loans, advances or capital contributions to, or investments in, any other Person (other than to BNI or any Subsidiary of BNI);

    (h) (i) except for any of the actions referred to in this clause (i) that is taken in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the date hereof with respect to individuals with comparable positions or responsibilities, and except for any of such actions which, in the aggregate, are not material, as hereinafter defined, BNI will not, and will not permit any of its Subsidiaries to, grant any severance or termination pay to, or enter into any termination or severance arrangement with, any of its directors, executive officers or employees and (ii) except for any of the actions referred to in this clause (ii) that is taken in the ordinary course of business consistent in aggregate in magnitude and character with past practice, and except for any of such actions which in the aggregate are not material, as hereinafter defined, BNI will not, and will not permit any of its Subsidiaries to, establish, adopt, enter into, amend or take action to accelerate any rights or benefits under, or grant awards under, (A) any plan or arrangement providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, executive officers or employees. For purposes of this subsection (h), "material" shall mean material in relation to the overall compensation costs of BNI and its Subsidiaries.

    (i) BNI will not, and will not permit any Subsidiary of BNI to, agree or commit to do any of the actions prohibited by Sections 6.1(a) through 6.1(h).

  SECTION 6.2. Stockholder Meeting. BNI shall cause a special meeting of its stockholders (the "BNI Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The board of directors of BNI shall recommend approval and adoption of this Agreement and the Merger by its stockholders; provided that prior to the BNI Stockholder Meeting such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a Takeover Proposal (as defined in Section 5.8) relating to BNI, the board of directors of BNI deems it necessary to do so in the exercise of its fiduciary obligations to BNI stockholders after being so advised by counsel.

  SECTION 6.3. Access to Information. Subject to any confidentiality agreements or other confidentiality obligations binding upon BNI or any of its Subsidiaries, from the date hereof until the Effective Time, BNI will give SFP, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of BNI and its Subsidiaries, will furnish to SFP, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct BNI's employees, counsel and financial advisors to cooperate with SFP in its investigation of the business of BNI and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by BNI to SFP hereunder; and provided further that access to certain information will require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order.

  SECTION 6.4. Notices of Certain Events. BNI shall promptly notify SFP of:

    (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting BNI or any BNI Material Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or which relate to the consummation of the transactions contemplated by this Agreement.

  SECTION 6.5. Tax Matters. From the date hereof until the Effective Time, BNI and its Subsidiaries will file all significant tax returns, statements, reports and forms (collectively, the "BNI Post-Signing Returns") required to be filed with any taxing authority in accordance with all applicable laws; (ii) BNI and its Subsidiaries will timely pay all taxes shown as due and payable on the BNI Post-Signing Returns that are so filed and as of the time of filing, the BNI Post-Signing Returns will correctly reflect the facts regarding the income, business, assets, operations, activities and the status of BNI and its Subsidiaries in all material respects; (iii) BNI and its Subsidiaries will make provision for all taxes payable by BNI and its Subsidiaries for which no BNI Post-Signing Return has yet been filed; and (iv) BNI and its Subsidiaries will promptly notify SFP of any action, suit, proceeding, investigation, audit or claim pending against or with respect to BNI or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision against BNI which would reasonably be expected to have a significant adverse effect on BNI's tax liabilities or tax attributes.

  SECTION 6.6. Director and Officer Liability. (a) BNI shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of SFP, in respect of acts or omissions occurring prior to the Effective Time (the "Indemnified Parties") (including but not limited to the transactions contemplated by this Agreement) to the extent provided under SFP's certificate of incorporation, bylaws and (A) indemnity agreements between SFP and any of its officers or directors ("Indemnity Agreements") in effect on the date hereof or (B) Indemnity

Agreements that may be entered into by SFP from and after the date hereof and prior to the Effective Time so long as such Agreements shall contain terms and provisions substantially similar to Indemnity Agreements in effect as of the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For six years after the Effective Time, BNI shall provide, if available, officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time, including but not limited to the transactions contemplated by this Agreement, covering each such Person currently covered by SFP's officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, BNI shall not be obligated to pay premiums in excess of two-hundred percent (200%) of the amount per annum SFP paid in its last full fiscal year, which amount has been disclosed to BNI but provided further that BNI shall nevertheless be obligated to provide such coverage as may be obtained for such amount.

  (b) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and BNI, retained at BNI's expense.

  (c) This Section 6.6 is intended to benefit the Indemnified Parties, their heirs, executors and personal representatives and shall be binding on successors and assigns of BNI.

  SECTION 6.7. No Solicitations. BNI will not, and BNI will use its reasonable best efforts to ensure that its officers, directors, employees or other agents of BNI do not, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal of BNI, or, in the event of an unsolicited Takeover Proposal of BNI, except to the extent required by their fiduciary duties under applicable law if so advised by outside counsel, engage in negotiations or provide any confidential information or data to any Person relating to any such Takeover Proposal. BNI shall notify SFP orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof and shall give SFP five days' advance notice of any agreement to be entered into with or any information to be supplied to any Person making such inquiry, offer or proposal. BNI shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal of BNI.

                                  ARTICLE VII

                            COVENANTS OF BNI AND SFP

  The parties hereto agree that:

  SECTION 7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

  SECTION 7.2. ICC Approval. BNI and SFP shall, and each shall cause each of its Subsidiaries to, take all such actions as are necessary to (i) cooperate with one another to prepare and present to the ICC as soon as practicable all filings and other presentations in connection with seeking any ICC approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement (including, without limitation, the matters contemplated by Sections 5.3 and 6.3), (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such ICC approval by persons not party to this Agreement, and (iv) take all such further action as reasonably may be necessary to obtain a final order or orders of the ICC approving such transactions consistent with this Agreement.

  SECTION 7.3. Certain Filings; Proxy Materials. (a) BNI (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the BNI Proxy Statement and all other proxy materials for the BNI Stockholder Meeting, (ii) will use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby (provided that prior to the BNI Stockholder Meeting the BNI Board's recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a Takeover Proposal relating to BNI, the board of directors of BNI deems it necessary to do so in the exercise of its fiduciary obligations to BNI stockholders after being so advised by counsel), (iii) will otherwise comply with all legal requirements applicable to such meeting and (iv) will make all other filings or recordings required under applicable Delaware law in connection with the Merger. BNI will prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") (in which the BNI Proxy Statement will be included as a prospectus) and will take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state Blue Sky law in connection with the issuance of BNI Common Stock.

  (b) SFP (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the SFP Proxy Statement and all other proxy materials for the SFP Stockholder Meeting, (ii) will use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby (provided that prior to the SFP Stockholder Meeting the SFP Board's recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a Takeover Proposal relating to SFP, the board of directors of SFP deems it necessary to do so in the exercise of its fiduciary obligations to SFP stockholders after being so advised by counsel), (iii) will otherwise comply with all legal requirements applicable to such meeting and (iv) will make all other filings or recordings required under applicable Delaware law in connection with the Merger.

  SECTION 7.4. Public Announcements. BNI and SFP will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release prior to such consultation.

  SECTION 7.5. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of SFP, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of SFP, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of SFP acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  SECTION 7.6. Antitakeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of BNI and SFP and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

  SECTION 7.7. Cooperation. BNI and SFP shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) with respect to the timing of the BNI Stockholder Meeting and the SFP Stockholder Meeting and shall use their reasonable best efforts to hold such meetings on the same day, (ii) in connection with the preparation of the SFP Disclosure Documents and the BNI Disclosure Documents, (iii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iv) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the SFP Disclosure Documents and the BNI Disclosure Documents and timely seeking to obtain any such actions, consents, approvals or waivers. Subject to the terms and conditions of this Agreement, BNI and SFP will each use its reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after the Form S-4 is filed, and (v) shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

  SECTION 7.8. Dividends. From September 30, 1995 to the Effective Time, all dividends paid by SFP and BNI to their respective stockholders shall be paid on a quarterly basis, with identical record and payment dates, in amounts not exceeding the amounts set forth in Section 5.1(d) or Section 6.1(d), as the case may be.

                                  ARTICLE VIII

                            [INTENTIONALLY OMITTED]


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

  SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of SFP and BNI to consummate the Merger are subject to the satisfaction (or waiver by the party for whose benefit such conditions exist) of the following conditions:

    (i) this Agreement shall have been adopted by the stockholders of SFP and BNI in accordance with Delaware Law;

    (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

    (iii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of BNI, SFP and their respective Subsidiaries after the Effective Time;

    (iv) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger (other than ICC approval, which is addressed in clause (v) below) shall have been obtained, but excluding any consent, approval, clearance or confirmation the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation after the Effective Time;

    (v) the ICC shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by this Agreement (or subsequently presented to the ICC by agreement of BNI and SFP) as may require such authorization and
  (B) does not (1) require the inclusion of any other rail carriers or rail properties material to the parties, (2) change the Exchange Ratio or (3) impose on BNI, SFP or any of their respective Subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway--Control--Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that in the reasonable opinion of the board of directors of BNI or of SFP, respectively, significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNI and its stockholders or SFP and its stockholders, as the case may be;

    (vi) SFP and BNI shall have obtained an opinion of nationally recognized tax counsel to the effect that the Merger will be a tax-free reorganization under Section 368 of the Code and the regulations thereunder; and

    (vii) the Merger shall conform to the requirements set forth in the Private Letter Ruling, and the Spinoff and the Liquidation shall be tax-free pursuant to and in conformity with the Private Letter Ruling.

  SECTION 9.2. Conditions to the Obligations of BNI. The obligations of BNI to consummate the Merger are subject to the satisfaction (or waiver by BNI) of the following further conditions:

    (i) SFP shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of SFP shall have been accurate in all material respects both when made and at and as of the Effective Time as if made at and as of such time, except for the representations and warranties of SFP contained in Section 3.5(a), which shall be accurate in all respects both when made and at and as of the Effective Time as if made at and as of that time;

    (ii) all other statutory requirements for the valid consummation by SFP of the transactions contemplated by this Agreement (including without limitation the Spinoff and the Liquidation) shall have been fulfilled.

  SECTION 9.3. Conditions to the Obligations of SFP. The obligations of SFP to consummate the Merger are subject to the satisfaction (or waiver by SFP) of the following further conditions:

    (i) BNI shall have performed in all material respects all of its respective obligations hereunder required to be performed by it at or prior to the Effective Time, and (A) the representations and warranties of BNI shall have been accurate in all material respects both when made and at and as of the Effective Time as if made at and as of such time, except for the representations and warranties of BNI in Section 4.5(a), which shall be accurate in all respects when made and at and as of the Effective Time as if made at and as of that time;

    (ii) the BNI Common Stock required to be issued hereunder shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

    (iii) all other statutory requirements for the valid consummation by SFP of the transactions contemplated by this Agreement shall have been fulfilled; and

    (iv) the Spinoff shall have been consummated.

                                   ARTICLE X

                                  TERMINATION

  SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of BNI or SFP):

    (i) by mutual written consent of BNI and SFP;

    (ii) by either BNI or SFP, if the Merger has not been consummated by December 31, 1997;

    (iii) by either BNI or SFP, if any judgment, injunction, order or decree enjoining BNI or SFP from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

    (iv) by BNI, if the Spinoff has not been completed by December 31, 1994 (it is understood that if BNI does not exercise the right to terminate pursuant to this Section 10.1(iv) by January 30, 1995 this provision will be deemed to be waived);

    (v) by BNI, if any Person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than BNI acquires beneficial ownership of 50% or more of the outstanding Shares;

    (vi) by SFP, if any Person, entity or group acquires beneficial ownership of 50% or more of the outstanding BNI Common Stock;

    (vii) by either BNI or SFP if the approvals of the stockholders of BNI or SFP contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

    (viii) by BNI, if, prior to the SFP Stockholder Meeting, the board of directors of SFP shall have withdrawn, modified or changed in a manner adverse to BNI its approval or recommendation of this Agreement or the Merger;

    (ix) by SFP, if, prior to the BNI Stockholder Meeting, the board of directors of BNI shall have withdrawn, modified or changed in a manner adverse to SFP its approval or recommendation of this Agreement or the Merger;

    (x) by BNI, upon a breach of any representation, warranty, covenant or agreement of SFP, or if any representation or warranty of SFP shall become untrue, in either case such that the conditions set forth in Section 9.2(i) would be incapable of being satisfied by December 31, 1997 (or such later date extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; and

    (xi) by SFP, upon a breach of any representation, warranty, covenant or agreement of BNI, or if any representation or warranty of BNI shall become untrue, in either case such that the conditions set forth in Section 9.3(i) would be incapable of being satisfied by December 31, 1997 (or as otherwise extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date.

  SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Sections 3.16, 4.16 and 11.4 shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

  SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

  if to BNI, to:

    Burlington Northern Inc.
    Attn: Douglas J. Babb, Esq.
    3800 Continental
    Place 777 Main Street
    Fort Worth, Texas 76102
    Telecopy: (817) 333-2377

    with a copy to:
      Dennis S. Hersch, Esq.
      Davis Polk & Wardwell
      450 Lexington Avenue
      New York, New York 10017
      Telecopy: (212) 450-4800

  if to SFP, to:

    Santa Fe Pacific Corporation
    Attn: Jeffrey R. Moreland
    1700 East Golf
    Road Schaumburg, Illinois 60173
    Telecopy: (708) 995-6847

    with a copy to:
      Robert A. Helman, Esq.
      Mayer, Brown & Platt
      190 South La Salle
      Street Chicago, Illinois 60603-3441
      Telecopy: (312) 701-7711

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

  SECTION 11.2. Entire Agreement; Survival of Representations and
Warranties. (a) This Agreement (and any other agreements contemplated hereby or executed by the parties or their designees as of the date of this Agreement), and the Confidentiality and Standstill Agreement dated July 28, 1993 between SFP and BNI (the "Confidentiality Agreement") constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. None of this Agreement, the Confidentiality Agreement or any other agreement contemplated hereby or executed by the parties or their designees as of the date of this Agreement (or any provision hereof or thereof) is intended to confer upon any Person other than the parties hereto any rights or remedies (except that Section 6.6, is intended to confer rights and remedies on SFP's officers and directors).

  (b) The representations and warranties and agreements contained herein shall not survive the Effective Time or the termination of this Agreement except for the agreements set forth in Sections 6.6 and 11.4.

  SECTION 11.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by SFP and BNI or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of SFP, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of SFP, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of SFP.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 11.4. Expenses. Except as otherwise agreed in writing by the parties, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engage by it, incurred in connection with this Agreement and the transactions contemplated hereby.

  SECTION 11.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

  SECTION 11.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

  SECTION 11.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the District of Delaware or any state court sitting in the City of Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred in Section 11.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

  SECTION 11.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          Burlington Northern Inc.

                                                 /s/ Gerald Grinstein
                                          By: _________________________________
                                            Title: Chairman and Chief
                                            Executive Officer

                                          Santa Fe Pacific Corporation

                                                  /s/ Robert D. Krebs
                                          By: _________________________________
                                            Title: Chairman, President and
                                                Chief Executive Officer

                                LETTER AGREEMENT

                                    BETWEEN

                            BURLINGTON NORTHERN INC.

                                      AND

                          SANTA FE PACIFIC CORPORATION

                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

  AMENDMENT dated as of October 26, 1994 (this "Amendment") between Burlington Northern Inc., a Delaware corporation ("BNI"), and Santa Fe Pacific Corporation, a Delaware Corporation ("SFP").

  WHEREAS, BNI and SFP have previously entered into that certain Agreement and Plan of Merger dated as of June 29, 1994 between BNI and SFP (the "Merger Agreement"); and

  WHEREAS, the respective Boards of Directors of BNI and SFP have determined that it is in the best interests of BNI or SFP, as the case may be, and its respective stockholders to amend the Merger Agreement as hereinafter set forth and have duly approved this Amendment and authorized its execution and delivery.

  NOW, THEREFORE, the parties hereto agree as follows:

    1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Merger Agreement, and each reference in the Merger Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Merger Agreement as amended hereby. All references to the Merger Agreement in any other agreement between BNI and SFP relating to the transactions contemplated by the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

    2. Section 1.2(a)(i) of the Merger Agreement is hereby amended by deleting the number "0.27" wherever such number appears therein and inserting in its place the number "0.34".

    3. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

    4. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    5. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          Burlington Northern Inc.

                                             /s/ Gerald Grinstein
                                          By __________________________________
                                            Title: Chairman and Chief
                                            Executive Officer

                                          Santa Fe Pacific Corporation

                                             /s/ Robert D. Krebs
                                          By __________________________________
                                            Title: Chairman, President and
                                                Chief Executive Officer

                                                                      EXHIBIT XX

                                                                  CONFORMED COPY
                                                                  --------------

                                AMENDMENT NO. 2

                                      to

                         AGREEMENT AND PLAN OF MERGER

        AMENDMENT NO. 2 dated as of December 18, 1994 (this "Amendment") between Burlington Northern Inc., a Delaware corporation ("BNI"), and Santa Fe Pacific Corporation, a Delaware corporation ("SFP").

        WHEREAS, BNI and SFP have previously entered into that certain Agreement and Plan of Merger dated as of June 29, 1994 between BNI and SFP, as amended by the Amendment thereto dated as of October 26, 1994 (as so amended, the ("Merger Agreement"); and

        WHEREAS, the respective Boards of Directors of BNI and SFP have determined that it is in the best interests of BNI or SFP, as the case may be, and its respective stockholders to further amend the Merger Agreement as hereinafter set forth and have duly approved this Amendment No. 2 and authorized its execution and delivery.

        NOW, THEREFORE, the parties hereto agree as follows:

                1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Merger Agreement, and each reference in the Merger Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Merger Agreement as amended hereby. All references to the Merger Agreement in any other agreement between BNI and SFP relating to the transactions contemplated by the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

                2. Section 1.2(a) (i) of the Merger Agreement is hereby amended by deleting the number "0.34" wherever such number appears therein and inserting in its place the number "0.40".

                3. Section 3.3 of the Merger Agreement is hereby amended by inserting the words "the Offer and" after the phrase "the consummation of" therein.

                4. Section 3.5 of the Merger Agreement is hereby amended by (i) inserting the words ",except for the Offer" after the phrase "SFP Securities" in the last sentence of Section 3.5(a), (ii) deleting the phrase "12,000,000 shares were reserved for issuance pursuant to the SFP Long-Term Incentive Stock Plan, of which 5,281,405 were available for grant and" and (iii) adding the following new sentence after the second sentence of Section 3.5(a):

                As of May 31, 1994, a total of 12,000,000 shares of SFP Common Stock were approved for awards under the SFP Long-Term Incentive Stock Plan, of which 5,281,405 remain available for grant.

                5. Section 3.9 of the Merger Agreement is hereby amended by replacing subparagraph (a) of such section in its entirety with the following:

                        (a) Each document required to be filed by SFP with the
                SEC in connection with the transactions contemplated by this Agreement (the "SFP Disclosure Documents"), including, without limitation, (i) the SFP Offer Documents to be filed with the SEC in connection with the Offer and (ii) the definitive proxy statement of SFP (the "SFP Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the offer to purchase and form of related letter of transmittal contained in the SFP Offer Documents or any amendment or supplement thereto are first mailed to stockholders of SFP and at the time of consummation of the Offer, the SFP Offer Documents, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time the SFP Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of SFP and at the time such stockholders vote on adoption of this Agreement, the SFP Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any SFP Disclosure Document other than the SFP Offer Documents and the SFP Proxy Statement and at the time of any distribution thereof, such SFP Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(a) will not apply to statements or omissions included in SFP Disclosure Documents based upon information furnished to SFP in writing by BNI specifically for use therein.

                6. Section 3.10 of the Merger Agreement is hereby amended by replacing such section in its entirety with the following:

                        SECTION 3.10. Information Supplied. The information
                                      --------------------
                supplied or to be supplied by SFP for inclusion or incorporation by reference in (i) the BNI Offer Documents or any amendment or supplement thereto will not, at the time the offer to purchase and form of related letter of transmittal contained in the BNI Offer Documents or any amendment or supplement thereto are first mailed to stockholders of SFP and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the BNI Proxy Statement or any amendment or supplement thereto will not, at the time the BNI Proxy Statement is first mailed to Stockholders of BNI and at the time such Stockholders vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (iii) any BNI Disclosure Document (other than the BNI Offer Documents and BNI Proxy Statement) will not, at the time of effectiveness of such BNI Disclosure Document and at the time of any distribution thereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and
                (iv) the Form S-4 (as defined in Section 7.3(a)) will not, at the time the Form S-4 becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading.

                7. Section 3.13 of the Merger Agreement is hereby amended by inserting the words ", and except as set forth in the Joint Proxy Statement/Prospectus of SFP and BNI dated October 12, 1994 and the Supplemental Joint Proxy Statement/Prospectus thereto dated October 28, 1994," after the phrase "SFP Form 10-Q" therein.

                8. The Merger Agreement is hereby amended by adding the following as a new Section 3.23:

                        SECTION 3.23. SFP Rights Agreement. Under the Rights
                                      --------------------
                Agreement between SFP and First Chicago Trust Company of New York, as Rights Agent, dated as of November 28, 1994 (the "SFP Rights Agreement"), BNI will not become an "Acquiring Person", no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the SFP Rights Agreement) will occur, and SFP's shareholders will not be entitled to receive any benefits under the SFP Rights Agreement as a result of the approval, execution or delivery of this Agreement, the commencement or consummation of the Offer or the consummation of the Merger.

                9. Section 4.3 of the Merger Agreement is hereby amended by inserting the words "the Offer and" after the phrase "the consummation of" therein.

                10. Section 4.9 of the Merger Agreement is hereby amended by replacing such section in its entirety with the following:

                        SECTION 4.9. Disclosure Documents. Each document
                                     --------------------
                required to be filed by BNI with the SEC in connection with the transactions contemplated by this Agreement (the "BNI Disclosure Documents"), including, without limitation, (i) the BNI Offer Documents to be filed with the SEC in connection with the Offer and (ii) the definitive proxy statement of BNI (the "BNI Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the offer to purchase and form of related letter of transmittal contained in the BNI Offer Documents or any amendment or supplement thereto are first mailed to stockholders of SFP and at the time of consummation of the Offer, the BNI Offer Documents, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time the BNI Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of BNI and at the time such stockholders vote on adoption of this Agreement, the BNI Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any BNI Disclosure Document other than the BNI Offer Documents and the BNI Proxy Statement and at the time of any distribution thereof, such BNI Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9 will not apply to statements or omissions included in BNI Disclosure Documents based upon information furnished to BNI in writing by SFP specifically for use therein.

                11. Section 4.10 of the Merger Agreement is hereby amended by replacing such section in its entirety with the following:

                SECTION 4.10. Information Supplied. The information supplied or
                              --------------------
                to be supplied by BNI for inclusion or incorporation by reference in (i) the SFP Offer Documents or any amendment or supplement thereto will not, at the time the offer to purchase and form of related letter of transmittal contained in the SFP Offer Documents or any amendment or supplement thereto are first mailed to stockholders of SFP and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the SFP Proxy Statement or any amendment or supplement thereto will not, at the time the SFP Proxy Statement is first mailed to stockholders of SFP and at the time such stockholders vote on adoption of this Agreement, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (iii) any SFP Disclosure Document (other than the SFP Offer Documents and the SFP Proxy Statement) will not, at the time of effectiveness of such SFP Disclosure Document and at the time of any distribution thereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                12. Section 4.13 of the Merger Agreement is hereby amended by inserting the words ", and except as set forth in the Joint Proxy Statement/Prospectus of SFP and BNI dated October 12, 1994 and the Supplemental Joint Proxy Statement/Prospectus thereto dated October 28, 1994," after the phrase "BNI Form 10-Q" therein.

                13. Section 5.1 of the Merger Agreement is hereby amended by (i) inserting the words "the Offer," after the phrase "Except for" in subparagraph (b) thereof, and (ii) replacing subparagraph (f) thereof in its entirety with the following:

                        (f) Except for (i) borrowings under existing credit
                facilities, replacements therefor and refinancings thereof,
                (ii) borrowings not the exceed $1.75 billion in the aggregate under credit facilities in form and substance reasonably satisfactory to BNI to finance the Offer, to refinance SFP's currently outstanding 12.65% Senior Notes due October 1, 2000, 8 3/8% Notes due November 1, 2001 and 8 5/8% Notes due November 1, 2004, to pay penalties, premiums and make-whole payments required in connection with such refinancing and for working capital and other corporate purposes, (iii) borrowings in the ordinary course of business consistent with past practice or (iv) borrowings that are Customary Actions, SFP will not, and will not permit any Subsidiary of SFP to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

                14. The final sentence of Section 5.8 is hereby amended to read in its entirety as follows:

                As used in this Agreement, "Takeover Proposal" when used in connection with any Person shall mean any tender or exchange offer involving such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

                15. The Merger Agreement is hereby amended by adding the following as a new Section 5.9:

                        SECTION 5.9. Registration Rights. SFP hereby grants BNI
                                     -------------------
                the registration and other rights set forth in Annex II hereto, which rights shall become effective without any action by any Person in the event that this Agreement is terminated for any reason after consummation of the Offer.

                16. Section 6.1 of the Merger Agreement is hereby amended by inserting the words "the Offer and" after the phrase "Except for" in subparagraph (b) thereof.

                17. Section 6.1 of the Merger Agreement is hereby amended by replacing subparagraph (f) thereof in its entirety with the following:

                (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof, (ii) borrowings not to exceed $500 million in the aggregate under credit facilities in form and substance reasonably satisfactory to SFP to finance the Offer (iii) borrowings in the ordinary course of business consistent with past practice or (iv) borrowings that are Customary Actions, BNI will not, and will not permit any Subsidiary of BNI to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

         18. Section 6.1 of the Merger Agreement is hereby amended by replacing subparagraph (g) thereof in its entirety with the following:

        (g) Except for loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practice, except for loans, advances, capital contributions or investments that are Customary Actions and, except for loans, advances, capital contributions or investments for the purchase of shares of SFP Common Stock pursuant to the Offer, BNI will not, and will not permit any Subsidiary of BNI to, make any loans, advances or capital contributions to, or investments in, any other Person (other than to BNI or any Subsidiary of BNI);

         19. Article VIII of the Merger Agreement is hereby amended by replacing such article in its entirety with the following:

                                 ARTICLE VIII

                                   THE OFFER

        SECTION 8.1.  The Offer. (a) Provided that nothing shall have occurred
                      ---------
        that would result in a failure to satisfy any the conditions set forth in Annex I hereto, SFP and BNI shall, as promptly as practicable, but in no event later than December 23, 1994, commence separate tender offers (together, the "Offer") to purchase, in the case of SFP, up to 38,000,000 shares of SFP Common Stock and, in the case of BNI, up to 25,000,000 shares of SFP Common Stock (in each case, together with the associated rights under the SFP Rights Plan), at a price of $20.00 per share, net to the seller in cash, with SFP to be severally obligated to purchase
                0.60317 of any shares of SFP Common Stock accepted for payment pursuant to the Offer and BNI severally obligated to purchase
                0.39683 of any shares of SFP Common Stock accepted for payment pursuant to the Offer. Notwithstanding any provision of this Agreement (or any Annex hereto) to the contrary, no term of the Offer may be amended or modified without the written consent of both parties hereto.

                        (b) The several obligations of BNI and SFP under the
                Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn 63,000,000 shares of SFP Common Stock and to the other conditions set forth in Annex I hereto. Each of SFP and BNI expressly reserves the right to waive any of the conditions to its obligation under the Offer, except that the Minimum Condition may not be waived without the consent of each of SFP and BNI. Furthermore, each of SFP and BNI shall have the right to determine, in its sole reasonable discretion, whether the conditions to its obligations under the Offer have been satisfied.

                        (c) As soon as practicable on the date of commencement
                of the Offer, SFP shall file with the SEC an Issuer Tender Offer Statement of Schedule 13E-4 with respect to the Offer which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "SFP Offer Documents"). SFP and BNI each agrees promptly to correct any information provided by it for use in the SFP Offer Documents if and to the extent that it shall have become false or misleading in any material respect. BNI and its counsel shall be given an opportunity to review and comment on the Schedule 13E-4 prior to its being filed with the SEC.

                        (d) As soon as practicable on the date of commencement
                of the Offer, BNI shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "BNI Offer

                Documents"). BNI and SFP each agrees promptly to correct any information provided by it for use in the BNI Offer Documents if and to the extent that it shall have become false or misleading in any material respect. SFP and its counsel shall be given an opportunity to review and comment on the Schedule 14D-1 prior to its being filed with the SEC.

                (e) Upon satisfaction (or, where permitted, waiver) of the conditions to the Offer, BNI and SFP shall purchase shares of SFP Common Stock pursuant to the Offer as set forth in Section 8.1(a) above, provided, however, that BNI shall not be obligated
                              --------  -------
                to purchase more than 25,000,000 shares of SFP Common Stock, and SFP shall not be obligated to purchase more than 38,000,000 shares of SFP Common Stock.

                        SECTION 8.2.  Action by SFP and BNI. (a) SFP represents
                                      ---------------------
                that its Board of Directors at a meeting duly called and held unanimously resolved to recommend acceptance of the Offer by those of its stockholders who wish to receive cash for a portion of their shares of SFP Common Stock. SFP and BNI agree to take all steps necessary to cause the offer to purchase and form of the related letter of transmittal to be disseminated to holders of shares of SFP Common Stock as and to the extent required by applicable federal securities laws.

                        (b) As soon as practicable on the day that the Offer is
                commenced, SFP will file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the recommendations of SFP's Board of Directors with respect to the Offer described in Section 8.2(a). SFP and BNI each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. SFP agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of SFP Common Stock, in each case as and to the extent required by applicable federal securities laws. BNI and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

        20. Section 9.1 of the Merger Agreement is hereby amended as follows:

                (a) Clause (vi) of Section 9.1 of the Merger Agreement is amended to read in its entirety as follows:

                (vi) SFP and BNI shall have obtained an opinion of nationally recognized tax counsel to the effect that the Merger will be tax-free to BNI, SFP and their respective stockholders for federal income tax purposes;

                (b)  Clause (vii) is amended to read in its entirety as follows:

                (vii) SFP and BNI shall have purchased shares of SFP Common Stock pursuant to the Offer.

                (c)  The phrase "except that the condition set forth in clause
        (vii) may not be waived" is added after the phrase "conditions exist" and before the phrase ") of" in the first clause of Section 9.1.

        21. Section 10.1 of the Merger Agreement is hereby amended by (a) deleting the "and" at the end of clause (x), (b) replacing the "." at the end of clause (xi) with a ";" and (c) adding the following new clauses (xii) and
(xiii);

                (xii) by SFP, upon payment to BNI of the fee described in
        Section 11.4(b), if prior to the purchase of shares of SFP Common Stock pursuant to the Offer, (A) the board of directors of SFP shall have withdrawn or modified in a manner adverse to BNI its approval or recommendation of the Offer, this Agreement or the Merger in order to permit SFP to execute a definitive agreement in connection with a Takeover Proposal or in order to approve another tender offer for shares of SFP Common Stock, in either case, as determined by the board of directors of SFP, on terms more favorable to SFP's stockholders than the transactions contemplated hereby, or (B) the board of directors of SFP shall have recommended any other Takeover Proposal; and

                (xiii) by either BNI or SFP, if the Offer is terminated and SFP and BNI shall not have purchased shares of SFP Common Stock pursuant to the Offer.

        22. Section 10.2 of the Merger Agreement is hereby amended by inserting the section number ", 5.9" after the reference to section "4.16" therein.

        23. Section 11.4 of the Merger Agreement is hereby amended by replacing such section in its entirety with the following:

                Section 11.4. Expenses; Certain Payments. (a) Except as
                              --------------------------
        otherwise provided in this Section or agreed in writing by the parties, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

                (b) SFP agrees that if this Agreement shall be terminated pursuant to Section 10.1(v), (vii), (viii), (xii) or (xiii), it will pay BNI an amount equal to $50,000,000 plus all out-of-pocket expenses, not
                                           ----
        to exceed $10,000,000, incurred by BNI in connection with this Agreement, the Merger, the Offer and all related transactions by wire transfer of immediately available funds promptly, but in no event later than two business days, after such termination; provided that no payment
                                                        --------
        will be required pursuant to this Section 11.4(b) if this Agreement is terminated pursuant to Section 10.1(vii), (viii) or (xiii) unless, after the date hereof, a new Takeover Proposal involving SFP has been announced or made (it being understood that any modification of Union Pacific Corporation's Takeover Proposal in existence on the date hereof shall be deemed a new Takeover Proposal).

                (c) SFP agrees that if this Agreement shall be terminated pursuant to Section 10.1(vii), (viii) or (xiii) and no payment is required by it pursuant to Section 11.4(b), it will reimburse BNI for all out-of-pocket expenses incurred by BNI in connection with this Agreement, the Merger, the Offer and all related transactions. Such payment shall be made by wire transfer of immediately available funds promptly, but in no event later than two business days after receipt by SFP from BNI of documentation of such expenses.

        24. The Merger Agreement is hereby amended by adding as Annex I thereto the following:

                                    ANNEX I

                            CONDITIONS TO THE OFFER

        Notwithstanding any other provision of the Offer, neither SFP nor BNI shall be required to accept for payment or pay for any shares of SFP Common Stock, and may terminate or amend its obligation to purchase shares of SFP Common Stock under the Offer or may postpone the acceptance for payment of and payment for shares of SFP Common Stock, if (i) a least 63,000,000 shares of SFP Common Stock shall not have been tendered and not withdrawn pursuant to the Offer (the "Minimum Condition"), (ii) this Agreement shall not have been adopted by the stockholders of SFP and BNI in accordance with Delaware Law, (iii) the applicable waiting period under the HSR Act shall not have expired or been terminated, (iv) BNI (in the case of SFP) and SFP (in the case of BNI) shall not have accepted (or shall not concurrently accept) shares of SFP Common Stock for payment under the Offer or (v) at any time on or after the date of this Agreement and prior to the acceptance for payment of shares of SFP Common Stock, any of the following conditions exist:

                (a) any court, arbitrator or governmental body, agency or official shall have issued any order, or there shall be any statute, rule or regulation, restraining or prohibiting the consummation of the Offer or the Merger or the effective operation of the business of BNI, SFP and their respective Subsidiaries after the Effective Time; or

                (b) any actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Offer (other than with respect to the HSR Act) or the Merger (other than ICC approval) shall not have been obtained, but excluding any consent, approval, clearance or confirmation the failure to obtain which could not reasonably be expected to have a Material Adverse

        Effect on the Surviving Corporation after the Effective Time; or

                (c) SFP (in the case of BNI) or BNI (in the case of SFP) shall have failed to perform in any material respect any of its respective obligations under this Agreement required to be performed by it at or prior to the consummation of the Offer, or the representations and warranties of SFP (in the case of BNI) or BNI (in the case of SFP) shall not have been accurate in all material respects both when made and at and as of any time prior to the consummation of the Offer as if made at and as of such time, except for the representations and warranties of SFP and BNI in Sections 3.5(a) and 4.5(a), respectively, of the Agreement, which shall be accurate in all respects when made and at and as of any time prior to the consummation of the Offer as if made at and as of that time; or

                (d) the Agreement shall have been terminated in accordance with its terms; or

                (e) (i) SFP shall not be satisfied, in its sole discretion, that it has obtained sufficient financing to enable it to satisfy its obligations under the Offer and to effect the other transactions referred in Section 5.1(f)(ii), or (ii) BNI shall not be satisfied, in its sole discretion, that it has obtained sufficient financing to enable it to satisfy its obligations under the Offer (it being understood that each of SFP and BNI will use its reasonable best efforts to ensure that this condition to its obligations under the Offer is satisfied no later than December 31, 1994).

which, in the sole judgment of SFP or BNI in any such case, and regardless of the circumstances (including any action or omission by SFP or BNI) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment; provided that the Minimum Condition may be waived only with
                    --------
the consent of each of BNI and SFP.

        25. The Merger Agreement is hereby amended by adding as Annex II thereto the following:

                                                           ANNEX II

                              REGISTRATION RIGHTS
                              -------------------

                                   ARTICLE I

                                  DEFINITIONS

                SECTION 1.1. Definitions. The following terms, as used herein,
                             -----------
        have the following meanings:

                "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Demand Registration" means a Demand Registration as defined in
        Section 2.2.

                "Piggy-Back Registration" means a Piggy-Back Registration as defined in Section 2.3.

                "Registrable Securities" means the shares of SFP Common Stock purchased by BNI pursuant to the Offer until (i) a registration statement covering such SFP Common Stock has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) such SFP Common Stock is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the 1933 Act are met, (iii) such SFP Common Stock may be sold without registration pursuant to Rule 144(k) or (iv) such SFP Common Stock has been otherwise transferred, SFP has delivered a new certificate or other evidence of ownership for such SFP Common Stock not bearing the legend required pursuant to this Agreement and such SFP Common Stock may be resold without subsequent registration under the 1933 Act.

                "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                  ARTICLE II

                              REGISTRATION RIGHTS

        SECTION 2.1. Demand Registration. (a) Request for Registration. At any
                     -------------------      ------------------------
time or from time to time after the termination of the Agreement, BNI may make a written request for registration under the 1933 Act of all or part of its Registrable Securities (a "Demand Registration"); provided, that the SFP shall
                                                  --------
not be obligated to effect more than two Demand Registrations in total with respect to such issue of Registrable Securities. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

        (b) Effective Registration. A registration will not count as a Demand
            ----------------------
Registration until it has become effective.

        (c) Managing Underwriting; Additional Demand Registrations. If BNI shall
            ------------------------------------------------------
so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. BNI shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriter and additional investment
          --------
bankers and managers must be reasonably satisfactory to SFP. To the extent Registrable Securities so requested to be registered are excluded from the offering in accordance with Section 2.3, BNI shall have the right to one additional Demand Registration under this Section with respect to such Registrable Securities.

        SECTION 2.2. Piggy-Back Registration. If at any time SFP proposes to
                     -----------------------
file a registration statement under the 1933 Act with respect to an offering by SFP for its own account or for the account of any of its respective securityholders of any class of security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission or a registration filed), or filed in connection with an exchange offer or offering of securities solely to SFP's existing securityholders) then SFP shall give written notice of such proposed filing to BNI as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer BNI the opportunity to register such number of shares of Registrable Securities as BNI may request (a "Piggy-Back Registration"). SFP shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of SFP included therein.

                Section 2.3.  Reduction of Offering. Notwithstanding anything
                              ---------------------
        contained herein, if the managing Underwriter of Underwriters of an offering described in Section 2.1 or 2.2 deliver a written opinion to BNI that the size of the offering that is intended to be made is such that the success of the offering would be materially and adversely affected by inclusion of all of the Registrable Securities requested to be included, then the amount of securities to be offered for the account of BNI shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that,
                                                                  --------
        in the case of a Piggy-Back Registration, if securities are being offered for the account of other persons or entities as well as SFP, then with respect to the Registrable Securities intended to be offered by BNI, the proportion by which the amount of such class of securities intended to be offered by BNI is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

                SECTION 3.1 Filings; Information. Whenever BNI requests that any
                            --------------------
        Registrable Securities be
        registered pursuant to Section 2.1 hereof, SFP will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                (a) SFP will as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which SFP then qualifies or which counsel for SFP shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 270 days; provided that if SFP shall furnish to BNI a
                                   --------
        certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to SFP or its shareholders for such a registration statement to be filed as expeditiously as reasonably practicable, SFP shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

                (b) SFP will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to BNI and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to BNI and such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as BNI or such Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by BNI.

                (c) after the filing of the registration statement, SFP will promptly notify BNI of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                (d) SFP will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as BNI reasonably in light of BNI's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of SFP and do any and all other acts and things that may be reasonable necessary or advisable to enable BNI to consummate the disposition of the Registrable Securities owned by BNI; provided that SFP will not be required to (A)
                                 --------
        qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service or process in any such jurisdiction.

                (e) SFP will immediately notify BNI, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to BNI any such supplement or amendment.

                (f) SFP will enter into customary agreements (including an underwriting agreement in form customary for SFP) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                (h) Subject, in the case of BNI, to the Confidentiality Agreement between BNI and SFP dated as of July 28, 1993 or, in the case of any Underwriter or Inspector retained by any Underwriter, customary confidentiality obligations, SFP will make available for inspection by BNI, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by BNI or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of SFP (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause SFP's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

                (i) SFP will furnish to BNI and to each Underwriter, if any, a signed counterpart, addressed to BNI or such Underwriter, or (i) an opinion or opinions of counsel to SFP and (ii) a comfort letter or comfort letters from SFP's independent public accountants, each in form customary in primary offerings by SFP form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as BNI or the managing Underwriter reasonably requests.

                (j) SFP will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security-holders, as soon as reasonably practicable, its most recent quarterly earnings statement beginning with the first full quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

                (k) SFP will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities of the same class issued by SFP are then listed.

                SFP may require BNI to promptly furnish in writing to SFP such information regarding the distribution of the Registrable Securities as SFP may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                BNI agrees that, upon receipt of any notice from SFP of the happening of any event of the kind described in Section 3.1(e) hereof, BNI will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until BNI's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by SFP, BNI will deliver to SFP all copies, other than permanent file copies then in BNI's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event SFP shall give such notice, SFP shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when SFP shall make available to BNI a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

                SECTION 3.2. Registration Expenses. In connection with any
                             ---------------------
        registration statement required to be filed hereunder, SFP shall pay the following registration expenses incurred in connection with the Registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (y) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for SFP and customary fees and expenses for independent certified public accountants retained by SFP (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof) and (vii) the reasonable fees and expenses of any special experts retained by SFP in connection with such registration. SFP shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of BNI or its Underwriters (or the agents who manage their accounts).

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

                SECTION 4.1. Indemnification by SFP. SFP agrees to indemnify and
                             ----------------------
        hold harmless BNI, its officers, directors and agents, and each Person, if any, who controls BNI within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if SFP shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to SFP by BNI or on BNI's behalf expressly for use therein; provided, however that the foregoing indemnity agreement with respect to
        --------  -------
        any preliminary prospectus shall not inure to the benefit of BNI, its officers, directors and agents, and each Person, if any, who controls BNI within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act if it is determined that it was the responsibility of BNI to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. SFP also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of BNI provided in this Section 4.1.

                SECTION 4.2. Indemnification by BNI. BNI agrees to indemnify and
                             ----------------------
        hold harmless SFP, its officers, directors and agents and each Person, if any, who controls SFP within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from SFP to BNI, but only with reference to information relating to BNI furnished in writing by BNI or on BNI's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against SFP or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against BNI, BNI shall have the rights and duties given to SFP, and SFP or its officers, directors or agents or such controlling person shall have the rights and duties given to BNI, by the preceding paragraph. BNI also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of SFP provided in this Section 4.2.

                SECTION 4.3. Conduct of Indemnification Proceedings. In case any
                             --------------------------------------
        proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
        (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

                SECTION 4.4. Contribution. If the indemnification provided for
                             ------------
        in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified

Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between SFP and BNI on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by SFP and BNI on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in which proportion as is appropriate to reflect not only the relative benefits but also the relative fault of SFP and BNI on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between SFP on the one hand and BNI on the other, in such proportion as is appropriate to reflect the relative fault of SFP and of BNI in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by SFP and BNI on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by SFP and BNI bear to the total underwriting discounts and commissions received by the Undewriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of SFP and BNI on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by SFP and BNI or by the Underwriters. The relative fault of SFP on the one hand and of BNI on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        SFP and BNI agree that it would not be just and equitable if contribution pursuant to this

Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and BNI shall not be required to contribute any amount in excess of the amount by which the total price at which BNI's securities were offered to the public exceeds the amount of any damages which BNI has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) or the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 MISCELLANEOUS

        SECTION 5.1 Participation in Underwritten Registrations. No Person may
                    -------------------------------------------
participate in any underwritten registration filed pursuant to Section 2.1 hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

        SECTION 5.2. Rule 144. SFP covenants that it will file any reports
                     --------
required to be filed by it under the Exchange Act and that it will take such further action as BNI may reasonably request, all to the extent required from time to time to enable BNI to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of BNI, SFP will deliver to BNI a written statement as to whether it has complied with such requirements.

        SECTION 5.3. Holdback Agreements. (a) Restrictions on Public Sale by
                     -------------------      ------------------------------
BNI. To the extent not inconsistent with applicable law, when BNI's securities
- ---
are included in a registration statement, BNI agrees not to effect any public sale or distribution of SFP Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by SFP in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

        (b) Restrictions on Public Sale by SFP and Others. SFP agrees not to
            ---------------------------------------------
effect any public sale or distribution of any securities of the class being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement where BNI consents) or the commencement of a public distribution of Registrable Securities, including a sale pursuant to Rule 144 under the 1933 Act (except as part of any such registration, if permitted); provided,
                                              --------
        however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities or sales or distributions pursuant to any dividend or interest reinvestment plan or director or employer compensation plan.

        26. A new Section 1.8 is hereby added to the Merger Agreement as follows:

        Section 1.8. Alternative Transaction Structure. (a) At any time prior
                     ---------------------------------
to the Effective Time, either BNI or SFP, in its sole discretion, may notify the other party (the "Alternative Merger Notice") that it has determined to restructure the transaction in the manner contemplated by this Section 1.8. Upon delivery of the Alternative Merger Notice in the manner set forth in Section
11.1 hereof (the "Alternative Election"), the Merger contemplated by Section 1.1 of this Agreement shall be restructured in the manner set forth in this Section
1.8. In such event, all references to the term "Merger" in this Agreement shall be deemed references to the transactions contemplated by this Section 1.8, all references to the term "Surviving Corporation" shall be deemed references to BNSF Corporation, a Delaware corporation ("BNSF"), all references to the term "Effective Time" in this Agreement shall be deemed references to the time at which the certificates of merger are duly filed with the Secretary of State of the State of Delaware (or at such later time as is specified in the certificate of merger) with respect to the Merger as restructured in the manner contemplated by this Section 1.8 and Sections 1.2(a), 1.2(c), 1.4 and 1.7 shall no longer be of any force or effect and the provisions of this Section 1.8 shall govern the terms of the Merger. Prior to the Effective Time, BNSF will be controlled equally by BNI and SFP. The Merger, restructured as contemplated by this Section 1.8, is sometimes referred to as the "Alternative Merger".

        (b) Prior to the Effective Time, BNSF will be controlled equally by BNI and SFP. Prior to the Effective Time of the Alternative Merger, BNI and SFP will case BNSF to incorporate two wholly owned subsidiaries as Delaware corporations ("BNI Merger Sub" and "SFP Merger Sub"). At the Effective Time of the Alternative Merger, (i) BNI Merger Sub will be merged with and into BNI in accordance with Delaware Law, whereupon the separate existence of BNI Merger Sub shall cease, and BNI shall be the surviving corporation, and (ii) SFP Merger Sub will be merged with and into SFP in accordance with Delaware Law, whereupon the separate existence of SFP Merger Sub shall cease, and SFP shall be the surviving corporation.

        (c) At the Effective Time of the Alternative Merger, (i) each share of SFP Common Stock outstanding immediately prior to such Effective Time shall, except as otherwise provided in Section 1.8(d) below, be converted into 0.40 shares of the common stock of BNSF, no par value (the "BNSF Common Stock"), and
(ii) each share of BNI Common Stock outstanding immediately prior to such Effective Time shall, except as otherwise provided in Section 2.8(d) below, be converted into 1.0 share of BNSF Common Stock.

        (d) Each share of BNI Common Stock or SFP Common Stock (other than the SFP Common Stock owned by BNI, which shall remain outstanding) held by either of BNI or SFP as treasury stock or owned by BNI, SFP or any Subsidiary of either of them immediately prior to the Effective Time of the Alternative Merger shall be cancelled and no payments shall be made with respect thereto.

        (e) The BNSF Common Stock to be received as consideration in the Alternative Merger by holders of BNI Common Stock or SFP Common Stock is referred to herein as the "Merger Consideration".

        (f) (i) At the Effective Time of the Alternative Merger, each outstanding option to purchase shares of SFP Common Stock (a "SFP Stock Option") or BNI Common Stock (or "BNI Stock Option") granted under any employee stock option or compensation plan or arrangement of SFP or BNI, as the case may be, shall be cancelled and substituted with an option (a "BNSF Option") to acquire BNSF Common Stock. Such cancellation and substitution shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of Section 424 (a) of the Code and the regulations thereunder, and each BNSF Option shall provide the option holder with rights and benefits that are no less favorable to him than were provided under the SFP Stock Option or BNI Stock Option for which it was substituted.

        (ii) At or as soon as possible after the Effective Time of the Alternative Merger, BNSF shall issue to each holder of an SFP Stock Option or BNI Stock Option which is cancelled pursuant to Section 1.8 (f) (i) an agreement that accurately reflects the terms of the BNSF Option substituted therefor as contemplated by Section 1.8 (f) (i).

                (iii) BNSF shall take all corporate actions necessary to reserve such number of shares of BNSF Common Stock as will be necessary to satisfy exercises in full of all BNSF Options after the Effective Time. With respect to such BNSF Common Stock, BNSF shall (i) as soon as practicable after the Effective Time of the Alternative Merger file with the SEC a Registration Statement on Form S-8 and use its reasonable best efforts to have such registration statement become and remain continuously effective under the 1933 Act and (ii) file with the NYSE a listing application and use its reasonable best efforts to have such shares admitted to trading thereon upon exercises of BNSF Options. BNSF shall also use its reasonable best efforts to ensure that all incentive stock options within the meaning of the Code continue to qualify as such at all times after such Effective Time.

                (g) No certificates or scrip representing fractional shares of BNSF Common Stock will be issued in the Alternative Merger, but in lieu thereof each holder of SFP Common Stock will be entitled to a fractional share of BNSF Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.8, a cash payment in lieu of such fractional shares of BNSF Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of SFP Common Stock, the Exchange Agent will hold such proceeds in trust (the "Common Shares Trust") for the holders of the SFP Common Stock. BNSF shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of SFP Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional BNSF Common Stock interest to which such holder of SFP Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which such holder of SFP Common Stock is entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of SFP Common Stock in lieu of any fractional shares of BNSF Common Stock, the Exchange Agent shall make available such amounts to such holders of SFP Common Stock without interest.

                (h) Immediately prior to the Effective Time of the Alternative Merger, BNSF will become a party to this Agreement, assume all obligations of BNI hereunder in its capacity as the Surviving Corporation and make the following representations and warranties to each of BNI and SFP:

                        (i) Corporate Existence and Power. At the Effective
                            -----------------------------
                Time, BNSF will be a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and will have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on the businesses of BNI and SFP as such business are now conducted. At the Effective Time, BNSF will be duly qualified to do business as a foreign corporation and will be in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on BNSF.

                        (ii) Corporate Authorization. At the Effective Time, the
                             -----------------------
                execution, delivery and performance by BNSF of this Agreement and the consummation by BNSF of the transactions contemplated hereby will be within the corporate powers of BNSF and will have duly authorized by all necessary corporate action on the part of BNSF. At the Effective Time, this Agreement will constitute a valid and binding agreement of BNSF.

                        (iii) Governmental Authorization. At the Effective Time,
                              --------------------------
                the execution, delivery and performance by BNSF of this Agreement and the consummation of the Merger by BNSF will require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with the applicable requirements of the 1933 Act; (iv) compliance with any applicable foreign or state securities or Blue Sky laws; (v) immaterial actions or filings relating to ordinary operational matters; and (vi) actions that have theretofore been taken or filings that have theretofore been made.

                        (iv) Non-Contravention. At the Effective Time, the
                             -----------------
                execution, delivery and performance by BNSF of this Agreement and the consummation by BNSF of the transactions contemplated hereby will not (except, in the case of clauses (B), (C) and (D) of this Section 1.8(h) (iv), for any such matters that singly or in the aggregate have not had, and would not reasonably by expected to have, a Material Adverse Effect on BNSF (A) contravene or conflict with the certificate of incorporation or bylaws of BNSF, (B) assuming compliance with the matters referred to in Section 1.8(h) (iii), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to BNSF or any Subsidiary of BNSF, (C) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of BNSF or any of its Subsidiaries or to a loss of any benefit to which BNSF or any of its Subsidiaries is entitled under any agreement, contract or other instrument binding upon BNSF or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by BNSF or any of its Subsidiaries or (D) result in the creation or imposition of any Lien on any asset of BNSF or any Subsidiary of BNSF.

                (i) Prior to the Effective Time of the Alternative Merger, BNI and SFP shall ensure that BNSF, BNI Merger Sub and SFP Merger Sub take no actions and undertake no operations except as may be necessary in connection with the consummation of the Merger and the transactions contemplated hereby.

                (j) At the time of the Alternative Election, and without any further action on the part of either SFP or BNI, this Agreement shall be deemed to have been amended as follows:

                        (i) The phrase "BNSF" will be added (x) between the
                phrase "operation of the business of" and the phrase "BNI, SFP and their" in Section 9.1(iii) and (y) between the phrase "impose on" and "BNI, SFP or any" in clause (3) of Section 9.1(v).

                        (ii) A new Section 9.2(iii) and 9.3(v) will be added as follows:

                        BNSF shall have performed in all material respects all
                of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of BNSF shall have been accurate in all material respects at and as of the Effective Time.

                        (iii) Section 9.3(ii) shall be amended to read in its entirety as follows:

                        (ii) the BNSF Common Stock required to be issued
                hereunder shall have been approved for listing on the NYSE, subject to official notice of issuance.

                (k) BNI and SFP agree that in the event of the Alternative Election, any other appropriate adjustments shall be made to the other terms and conditions of this Agreement to reflect the transactions contemplated by this Section 1.8 with a view to ensuring that the parties hereto and their stockholders are placed in a position that is as close as possible to the position they would have been in but for such restructuring.

                        27. This Amendment shall be construed in accordance with
                and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

                        28. This Amendment may be signed in any number of
                counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                        29. Except as expressly amended hereby, the Merger
                Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        Burlington Northern Inc.

                                        By:
                                           -------------------------------
                                           Title:



                                        Santa Fe Pacific Corporation

                                        By:
                                           -------------------------------
                                           Title: